             -----------------------------------------------------
             -----------------------------------------------------

                                LEASE AGREEMENT

                          dated as of January 27, 1994

                                    between

                         INVESTORS ASSET HOLDING CORP.,
                         not in its individual capacity
             but solely as trustee of the Alaska/AFG 1989-1 TRUST,

                                     Lessor

                                      and

                           AMERICAN TRANS AIR, INC.,

                                     Lessee

                             --------------------

                                Covering One (1)
                               Boeing 727-208 ADV
                                    Aircraft
                         Manufacturers Serial No. 22295
                         U.S. Registration Mark N329AS

                                      and

                           Three (3) Pratt & Whitney

                                JT8D-17 Engines
                         and Related Parts and Records

                               TABLE OF CONTENTS
                               -----------------


                 Heading                                                    Page
                 -------                                                    ----

SECTION 1. DEFINITIONS                                                       1-1

SECTION 2. AGREEMENT TO LEASE; TERM.                                         2-1
     2.1   Leasing of Aircraft                                               2-1
     2.2   Acceptance                                                        2-1
     2.3   Delivery of Aircraft                                              2-1
     2.4   Term                                                              2-1
     2.5   Guaranty                                                          2-2

SECTION 3. LESSEE'S REPRESENTATIONS, WARRANTIES AND
           COVENANTS                                                         3-1
     3.1   Organization; Good Standing; Certification                        3-1
     3.2   Authority; Consent                                                3-1
     3.3   Legal, Valid and Binding                                          3-1
     3.4   Compliance with Other Instruments                                 3-1
     3.5   Governmental Consents                                             3-1
     3.6   No Adverse Agreements                                             3-1
     3.7   No Defaults or Violations                                         3-2
     3.8   Litigation                                                        3-2
     3.9   Tax Returns                                                       3-2
     3.10  Filing or Recordation                                             3-2
     3.11  No Event of Default                                               3-2
     3.12  Principal Place of Business                                       3-3
     3.13  Citizenship                                                       3-3
     3.14  Financial Statements                                              3-3
     3.15  Financial and Other Information to be Supplied                    3-3

SECTION 4. LESSOR'S REPRESENTATIONS, WARRANTIES AND
           AGREEMENTS                                                        4-1
     4.1   Citizenship                                                       4-1
     4.2   Quiet Enjoyment                                                   4-1

SECTION 5. CONDITIONS PRECEDENT                                              5-1
     5.1   Conditions Precedent to Obligation of Lessor to
           Lease Aircraft                                                    5-1

                               TABLE OF CONTENTS
                               -----------------

                 Heading                                                    Page
                 -------                                                    ----

     5.2   Conditions Precedent to Obligations of Lessee to
           Lease Aircraft                                                    5-2

SECTION 6. PAYMENTS                                                          6-1
     6.1   Basic Rent                                                        6-1
     6.2   Net Lease; No Set-off or Deductions                               6-1
     6.3   Immediately Available Funds                                       6-2
     6.4   Supplemental Rent                                                 6-2

SECTION 7. DISCLAIMER OF WARRANTIES AND MANUFACTURERS'
           WARRANTIES                                                        7-1
     7.1   Disclaimer                                                        7-1
     7.2   Other Warranties                                                  7-2

SECTION 8. USE, OPERATION AND MAINTENANCE                                    8-1
     8.1   General                                                           8-1
     8.2   Operation and Use                                                 8-1
     8.3   Maintenance in General                                            8-2
     8.4   Specific Items of Maintenance                                     8-2
     8.5   Parts                                                             8-3
     8.6   Airworthiness Directives                                          8-4
     8.7   Maintenance Agencies                                              8-5
     8.8   Corrosion Control                                                 8-5
     8.9   Modifications                                                     8-5
     8.10  Possession                                                        8-6
     8.11  Reports                                                           8-8
     8.12  Right to Inspect                                                  8-9
     8.13  Repairs                                                           8-9
     8.14  Aircraft Records                                                 8-10
     8.15  Lessor's Disclaimer                                              8-10

SECTION 9. RETURN OF AIRCRAFT                                                9-1
     9.1   Return Location                                                   9-1
     9.2   Return of Other Engines                                           9-1
     9.3   Condition of Aircraft                                             9-1
     9.4   Specific Items                                                    9-3
     9.5   Condition of Airframe                                             9-3

                               TABLE OF CONTENTS
                               -----------------


                 Heading                                                    Page
                 -------                                                    ----

     9.6   APU and Engines                                                   9-4
     9.7   Maintenance Program Conversion                                    9-5
     9.8   Return Condition Adjustment                                       9-6
     9.9   Engine Inspections                                                9-7
     9.10  Inspection                                                        9-7
     9.11  Operational Ground Check                                          9-7
     9.12  Operational Check Flight                                          9-7
     9.13  Acceptance                                                        9-8
     9.14  Deferred Return Condition Discrepancy Correction                  9-8
     9.15  Flight Cost                                                       9-8
     9.16  Manuals and Technical Records                                     9-9
     9.17  [Intentionally Left Blank]                                        9-9
     9.18  Lessee's Special Exterior Markings                                9-9
     9.19  Ownership                                                         9-9
     9.20  Parking of Aircraft Upon Return                                   9-9

SECTION 10. TITLE; REGISTRATION; LIENS                                      10-1
     10.1  Tide                                                             10-1
     10.2  Registration                                                     10-1
     10.3  Liens                                                            10-1
     10.4  Notice of Ownership                                              10-1

SECTION 11. INSURANCE                                                       11-1
     11.1  All-Risk Insurance                                               11-1
     11.2  War Risk Insurance                                               11-1
     11.3  Deductibles                                                      11-2
     11.4  Liability Insurance                                              11-2
     11.5  Additional Requirements; Loss Payment                            11-2
     11.6  No Set-off                                                       11-3
     11.7  Notice of Material Alteration or Cancellation                    11-3
     11.8  Application of Hull Insurance Proceeds                           11-4
     11.9  Insurance for Own Account                                        11-4
     11.10 Reports                                                          11-4
     11.11 Changes in Industry Practice                                     11-5
     11.12 Continuing Insurance                                             11-5

                               TABLE OF CONTENTS
                               -----------------

                 Heading                                                    Page
                 -------                                                    ----

SECTION 12. LOSS, DAMAGE OR REQUISITION                                     12-1
     12.1  Total Loss of Airframe                                           12-1
     12.2  Engine Loss                                                      12-1
     12.3  Repairable Damage; Use of Insurance Proceeds                     12-2
     12.4  Payment from Governmental Authorities for
           Requisition of Title or Use                                      12-2
     12.5  Application of Payments During Existence of
           Event of Default                                                 12-3
     12.6  Prohibition of Use by the Government                             12-3

SECTION 13. EVENT OF DEFAULT                                                13-1
     13.1  Failure to Make Payments                                         13-1
     13.2  Failure to Obtain or Maintain Insurance                          13-1
     13.3  Failure to Perform Other Obligations                             13-1
     13.4  Representations and Warranties Untrue                            13-1
     13.5  Insolvency or Bankruptcy                                         13-1
     13.6  Loss of License                                                  13-2

SECTION 14. REMEDIES                                                        14-1

SECTION 15. GENERAL INDEMNITIES                                             15-1
     15.1  General Indemnification and Waiver of Certain Claims             15-1
     15.2  Continuing Indemnification                                       15-3

SECTION 16. TAX INDEMNITY                                                   16-1
     16.1  Taxes and Other Charges                                          16-1
     16.2  Certain Covenants                                                16-3
     16.3  Tax Savings                                                      16-3
     16.4  Payments                                                         16-4
     16.5  Contests                                                         16-5
     16.6  Continuing Indemnification                                       16-7

SECTION 17. [Intentionally Left Blank]                                      17-1

SECTION 18. TRANSFER, ASSIGNMENT AND SUBLEASE                               18-1
     18.1  Assignment or Encumbrance by Lessor                              18-1
     18.2  Sublease of Aircraft or Assignment by Lessee                     18-1

                               TABLE OF CONTENTS
                               -----------------

                 Heading                                                    Page
                 -------                                                    ----

     18.3  Consolidation, Merger or Transfer by Lessee                      18-1
     18.4  Limited Liability of Lessor                                      18-1

SECTION 19. APPRAISALS                                                      19-1

SECTION 20. NOTICES                                                         20-1

SECTION 21. LESSOR'S RIGHT TO PERFORM FOR LESSEE                            21-1

SECTION 22. [Intentionally Left Blank]                                      22-1

SECTION 23. MISCELLANEOUS                                                   23-1
     23.1  Federal Bankruptcy Code                                          23-1
     23.2  Waivers, Headings                                                23-1
     23.3  Counterparts                                                     23-1
     23.4  Agreement to Lease                                               23-1
     23.5  Governing Law                                                    23-1
     23.6  Benefit and Binding Effect                                       23-1
     23.7  Further Assurances                                               23-1

                               TABLE OF CONTENTS
                               -----------------

EXHIBITS
--------

 A          Schedule and Description of Aircraft
 B          Lease Supplement
 C          Aircraft Documents
 D          Technical Acceptance Certificate (Delivery)
 E          Technical Acceptance Certificate (Return)
 F          Acceptance Flight Report
 G          Stipulated Loss Value Table

                                LEASE AGREEMENT
                                ---------------

     This LEASE AGREEMENT, dated as of January 27, 1994 ("Lease"), is by and between Investors Asset Holding Corp., a Massachusetts corporation, having its principal place of business at c/o American Finance Group, Exchange Place, 14th Floor, Boston, Massachusetts 02109, not in its individual capacity but solely as trustee of the Alaska/AFG 1989-1 TRUST ("Lessor") and American Trans Air, Inc., an Indiana corporation, having its principal place of business at Indianapolis International Airport, 7337 West Washington Street, Indianapolis, Indiana 46231 ("Lessee");

                                   WITNESSETH

     WHEREAS, Lessor desires to lease the Aircraft to Lessee and Lessee desires to lease the Aircraft from Lessor pursuant to the terms and conditions of this Lease;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows.

     SECTION 1. DEFINITIONS.
                ------------

     The following terms shall have the following respective meanings for all purposes of this Lease:

          1.1 "Aircraft" means (A) the Airframe identified and described in Exhibit A hereto together with the three Engines delivered in connection therewith as identified and described in Exhibit A hereto (or any engine substituted for any of said Engines pursuant to Section 8.10, Section 9.2 or
Section 12.2 of this Lease), whether or not any of such initial Engines or substitute engines may from time to time be installed on such Airframe or may be installed on any other airframe or on any other aircraft; and (B) where the context permits, the Manuals and Technical Records.

          1.2 "Airframe" means the Boeing 727-208 ADV aircraft (except the Engines or engines from time to time installed thereon) identified and described in Exhibit A hereto, and any Parts incorporated or installed in or attached to the Airframe, or so long as title thereto shall remain vested in Lessor in accordance with the terms of 8.5 of this Lease, after removal from the Airframe.

          1.3 "Airworthiness Directive(s)" has the meaning given the Section 8.6 hereof.

                                      1-1

          1.4 "Alaska" means Alaska Airlines, Inc., a corporation organized and existing under the laws of the State of Alaska.

          1.5 "Amtran" means Amtran, Inc., a corporation organized and existing under the laws of the State of Indiana and the owner of 100% of the capital stock of Lessee.

          1.6 "Applicable Law" means all applicable laws and treaties of any government and applicable, legally adopted rules, regulations and orders of any governmental body, instrumentality, agency or authority.

          1.7 "Basic Rent" means the rent payable on Rent Payment Dates throughout the Basic Term for the Aircraft pursuant to Section 6.1 of the Lease.

          1.8 "Basic Term" means the period during which Lessee shall lease the Aircraft in accordance with this Lease, which shall be a period commencing on the Delivery Date and continuing for 36 calendar months following the Delivery Date and any extension thereof pursuant to the terms of clause (iv)(B) of
Section 1.63 hereof (the definition of Total Loss).

          1.9 "Beneficiary" means AIRFUND International II Limited Partnership, a Massachusetts limited partnership, the owner of 100% of the beneficial interests under that certain trust agreement "Alaska/AFG 1989-I Trust," dated as of May 30, 1989, as amended and restated on October 5, 1989.

          1.10 "Business Day(s)" means any day other than a Saturday, a Sunday or a day on which commercial banking institutions are authorized by law to be closed in Boston, Massachusetts, Indianapolis, Indiana and/or New York. New York.

          1.11 "Certificated Air Carrier" means a United States "air carrier" within the meaning of the Federal Aviation Act, operating pursuant to a certificate of convenience and necessity issued under Section 401 of the Federal Aviation Act, or a carrier of comparable status under any successor law or provision.

          1.12 "Cycle" means one take-off and landing of the Aircraft.


          1.13 "Default" means an event or condition which, with the lapse of time or the giving of notice or both, would constitute an Event of Default.

                                      1-2

          1.14 "Delivery Date" means the date on which Lessee signs and delivers to Lessor the Lease Supplement in accordance with Section 2.2. The approximate Delivery Date is January 24, 1994.

          1.15 "Department of Transportation" means the United States Department of Transportation and any agency or instrumentality of the United States government succeeding to its functions.

          1.16 "Direct Labor Rate" means Lessee's cost, inclusive of overhead charges per hour of productive labor, but exclusive of profit.

          1.17  [Intentionally Left Blank]

          1.18 "Engine" means: (A) any or all of the three Pratt & Whitney JT8D-17 engines identified and described in Exhibit A and accepted by Lessee on the Delivery Date, whether or not from time to time installed on such Airframe or installed on any other airframe; (B) any engine that may from time to time be substituted, pursuant to Section 8.10, Section 8.2 or Section 12.2 of this Lease, for such Engine; (C) any and all Parts incorporated or installed in or attached thereto or any and all Parts removed therefrom so long as title thereto shall remain vested in Lessor in accordance with the terms of Section 8.5 of this Lease after removal from such Engine; and (D) any "Replacement Engine."

          1.19 "Event of Default" has the meaning given in Section 13 hereof.

          1.20  [Intentionally Left Blank]

          1.21 "FAA" means the United States Federal Aviation Administration of the United States Department of Transportation, and any agency or instrumentality of the United States government succeeding to its functions.

          1.22 "FAA Repair Station" means an airframe, engine or avionics repair facility holding a valid and current license issued by the FAA authorizing the specific work to be accomplished by Lessee under this Lease.

          1.23 "Fair Market Rental Value" of the Airframe or any Engine shall mean the rent which would be obtained in an arms' length transaction between an informed and willing lessee (other than a Lessee currently in possession or a used equipment dealer) under no compulsion to lease, and an informed and willing lessor under no compulsion to lease, as the same shall he specified by agreement between Lessor and Lessee or, if not agreed to by Lessor and Lessee within a period of

                                      1-3

15 days after either party requests a determination, then as specified by appraisal in accordance with the provisions of Section 19 hereof. In making any appraisal, it will be assumed the credit standing of the lessee in question shall be the same as the then credit standing of Lessee. It will, further, be assumed that the period with respect to which such rental shall be paid shall equal the Term, and it will be assumed that the Aircraft is in the condition and overhaul status in which it is required to be returned to Lessor pursuant to
Section 9 of this Lease. Except as otherwise expressly provided in this Lease, the appraisal costs shall be paid for by Lessee.

        1.24 "Fair Market Sales Value" of the Airframe or any Engine shall mean the value which would be obtained in an arms' length transaction between an informed and willing buyer-user (other than a Lessee currently in possession or a used equipment dealer) under no compulsion to buy, and an informed and willing seller under no compulsion to sell, as the case may be, as the same shall be specified by agreement between Lessor and Lessee or, if not agreed to by Lessor and Lessee within a period of 15 days after either party requests a determination, then as specified by appraisal in accordance with the provisions of Section 19 hereof. In making the appraisal, it will be assumed that the Aircraft is in the condition and overhaul status in which it is required to be returned to Lessor pursuant to Section 9 of this Lease; provided, however, that an appraisal for purposes of Section 14 of this Lease will be on an "as-is, where-is" basis. Except as otherwise expressly provided in this Lease, the appraisal costs shall be paid for by Lessee.

        1.25 "Federal Aviation Act" means the Federal Aviation Act of 1958, as amended. or any subsequent legislation that amends, supplements or supersedes the Federal Aviation Act.

        1.26  "Guarantor" means Amtran.

        1.27 "Guaranty" means the Guaranty of the Obligations of American Trans Air, Inc. dated as of the date hereof, between Lessor and Guarantor.

        1.28  "Hour(s)" means Aircraft flight time between take-off and landing.

        1.29 "Lease" means this Lease Agreement and the Exhibits hereto as the same may be modified, amended or supplemented from time to time pursuant to the terms hereof.

        1.30 "Lease Documents' means the Lease with the Exhibits attached hereto and the Lease Supplement.

                                      1-4

        1.31 "Lease Commencement Date" means the date designated for the commencement of the Lease as set forth on the Lease Supplement.

        1.32 "Lease Supplement" means the lease supplement in substantially the form of Exhibit B hereto.

        1.33 "Lessee" means American Trans Air, Inc., a corporation organized and existing under the laws of the State of Indiana.

        1.34 "Lessor" means Investors Asset Holding Corp., a Massachusetts corporation, not in its individual capacity, but solely as trustee of the "Alaska/AFG 1989-1 Trust" and its successors and assigns.

        1.35 "Lessor's Lien" means any Lien arising as a result of (i) claims against Lessor not related to the transactions contemplated by this Lease, (ii) any act or omission of Lessor which is not related to the transactions contemplated by this Lease or is in violation of any of the terms of this Lease, or (iii) claims against Lessor with respect to Taxes against which Lessee is not required to indemnify Lessor.

        1.36 "Lien" means any mortgage, pledge, lien, charge or encumbrance, lease or security interest.

        1.37  "Maintenance Program" has the meaning given in Section 8.3 hereof.

        1.38 "Manuals," "Technical Records" and "Manuals and Technical Records" means all such manuals, technical data, log books and other records pertaining to the Aircraft (including, without limitation, the technical manuals and aircraft records listed in Exhibit C hereto) to be maintained by Lessee as shall be required to comply with the requirements of the FAA from time to time in force.

        1.39  [Intentionally Left Blank]

        1.40 "Officer's Certificate" means as to any company a certificate signed by the Chairman, the Vice Chairman, the President, any Vice President, any Assistant Vice President, the Treasurer, the Secretary or Clerk, or by any Assistant Treasurer duly authorized to execute such certificate.

        1.41 "Operative Documents" means the Lease Documents and each document provided by or entered into by Lessee, Lessor and/or Guarantor in conjunction with this Lease, including the Redelivery and Acceptance Agreement, the Pooling

                                      1-5

Agreement, the Guaranty and any other document or agreement delivered or entered into in connection with the foregoing, and any and all amendment, revisions, supplements and modifications thereto.

        1.42  [Intentionally Left Blank]

        1.43 "Overdue Rate" means interest at an annual rate equal to the Prime Rate plus 3.0 percentage points.

        1.44 "Parts" means all appliances, parts, instruments, appurtenances accessories, furnishings and other equipment of whatever nature (other than (a) Engines or engines, (b) any items leased to or furnished to Lessee from a third party (other than Lessor) unless such items are required to be incorporated or installed in or attached to the Airframe or any Engine pursuant to the terms of Sections 8 or 9 hereof and (c) temporary replacement parts) which may from time to time be incorporated or installed in or attached to the Airframe or any Engine or so long as tide hereto shall remain vested in Lessor in accordance with Section 8.5 hereof after removal therefrom.

        1.45 "Permitted Liens" means (a) the respective rights of Lessor and Lessee as provided herein, including, without limitation, any encumbrance which Lessor has caused to be placed on the Aircraft as set forth in Section 18.1 hereof; (b) the rights of others under agreements or arrangements to the extent expressly permitted in Section 8.11 hereof; (c) Liens for Taxes either not yet due or being contested in good faith (and for the payments of which adequate reserves have been provided) by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of the Airframe or any Engine; (d) material suppliers', mechanics , workers', repairers', employees' or other like liens arising in the ordinary course of business and for amounts the payment of which is either not yet delinquent and so long as such proceedings do not involve a material danger of the sale, forfeiture or loss of the Airframe or any Engine; and (e) Lessor's Liens.

        1.46  "Permitted Sublease" means a sublease meeting the requirements of
Section 18.2 hereof.

        1.47 "Permitted Sublessee" means any sublessee pursuant to a Permitted Sublease.

        1.48 "Person" means an individual. partnership corporation, business trust, joint venture, governmental authority or other entity of whatever nature.

                                      1-6

        1.49 "Pooling Agreement" means the Aircraft Engine Pooling Agreement. dated as of November 8, 1993, by and between Lessee and Alaska, as such agreement may be amended from time to time.

        1.50 "Prime Rate" means the corporate base interest rate announced from time to time by Citibank, N.A.

        1.51 "Prohibited Use" has the meaning given in clause (vi) of Section 1.63.

        1.52  [Intentionally Left Blank]

        1.53  "Rent" means Basic Rent and Supplemental Rent.

        1.54  "Rent Payment Date" has the meaning given in Section 6.1 hereof.

        1.55 "Replacement Engine" means an engine of the same or an improved model as an Engine being replaced pursuant to Sections 8.10, 9.2, or 12.2 hereof, which is suitable for installation and use on the Airframe without materially impairing the value or utility of the Airframe and having a modification status, and condition and utility substantially equal to the Engine it is replacing (assuming such Engine was in the modification status, condition, and repair required by the terms hereof immediately prior to being replaced). Any such Replacement Engine shall be an Engine hereunder.

        1.56 "Redelivery and Acceptance Agreement" means the Redelivery and Acceptance Agreement, dated as of the date hereof, among Lessor, Lessee and Alaska.

        1.57 "Stipulated Loss Value" for the Aircraft means, the amounts set forth on Exhibit G.

        1.58 "Supplemental Rent" means all monetary amounts, liabilities and obligations (other than Basic Rent) that Lessee assumes or agrees to pay to Lessor under any Operative Document to which Lessee is a party, including, without limitation, Stipulated Loss Value.

        1.59 "Tax" means all license and registration fees and all taxes (including but not limited to sales and use taxes), levies, imposts duties, charges, assessments or withholdings of any nature whatsoever together with any penalties, additions to tax, fines or interest thereon.

                                      1-7

        1.60 "Technical Acceptance Certificate (Delivery)" means a certificate in substantially the form of Exhibit D hereto, completed and signed on the Delivery Date as required by under Section 2.2.

        1.61 "Technical Acceptance Certificate (Return)" means a certificate in substantially the form of Exhibit E hereto, completed and signed on the return of the Aircraft as required by Section 9.1.

        1.62 "Term" means the Basic Term pursuant to Sections 2.4 and any extension thereof pursuant to the terms hereof or otherwise as Lessor and Lessee may hereinafter agree.

        1.63 "Total Loss" with respect to the Aircraft, Airframe or any Engine means any of the following events with respect to such property: (i) loss of such property or the use thereof due to theft or disappearance for more than 60 days; (ii) loss of such property or the use thereof due to destruction, damage beyond repair or rendition of such property permanently unfit for normal use;
(iii) any event which should or does result in the receipt of insurance proceeds with respect to such property on the basis of a total loss, arranged total loss or constructive total loss; (iv) (A) the confiscation or seizure of title to the Aircraft or Airframe or (B) the condemnation, taking, confiscation or seizure of the use of the Aircraft or Airframe for a period in excess of 90 days (or 180 days, provided that Lessee has provided insurance, reasonably satisfactory to Lessor in an amount not less than the Stipulated Loss Value, naming Lessor as additional insured and loss payee and protecting Lessor against confiscation or seizure) by any government or agency or instrumentality thereof other than a requisition for use by the United States government which does not continue more than 30 days beyond the end of the Basic Term, provided, however, that to the extent a requisition by the United States government continues for a period of not more than 30 days beyond the end of the Basic Term the Basic Term hereof shall be extended for such period; provided, further, that Lessee's obligations hereunder shall continue during such period to the extent provided in Section
12.4 hereof and Lessee shall owe an additional payment of Basic Rent, prorated to the extent appropriate, if the Aircraft is returned pursuant to Section 9 hereof prior to the next Rent Payment Date; (v) with respect to any Engine, the taking of title or requisition for use by any government and any divestiture of title deemed a Total Loss pursuant to Section 12.2 of this Lease; or (vi) as a result of any rule regulation, order or other action (generally applicable to aircraft of the same type as the Aircraft) by the FAA the Department of Transportation or other governmental body (including any court) having jurisdiction, the use of the Aircraft for the commercial transportation of persons is prohibited for a period of six (6) consecutive months, unless the condition causing the prohibition shall be curable and Lessee, prior to the expiration of such six-month period undertakes and is diligently taking all steps necessary or desirable to restore use of the

                                      1-8

Aircraft or, in any event, if such use is prohibited for a period of 12 months (hereinafter a "Prohibited Use"). A Total Loss with respect to the Aircraft shall be deemed to occur if a Total Loss occurs with respect to the Airframe.

                                      1-9

     SECTION 2. AGREEMENT TO LEASE; TERM.
                -------------------------

        2.1   Leasing of Aircraft. Subject to the terms and conditions of the
              -------------------
Lease Documents, and in reliance upon the agreements, representations and warranties therein contained and made pursuant hereto, Lessor agrees to lease the Aircraft to Lessee hereunder on the Delivery Date, such leasing to be evidenced by Lessor executing and delivering the Lease Supplement hereunder, and (to the extent that it has not already done so) to take the following actions:

              (a) execute and deliver the Technical Acceptance Certificate (Delivery); and

              (b) execute and deliver all other Operative Documents or certificates and take such other actions as are required to be executed and delivered or taken by Lessor on or before the Delivery Date pursuant to the terms of any of the Operative Documents.

        2.2   Acceptance. Subject to the terms and conditions of the Lease
              ----------
Documents, and in reliance upon the agreements, representations and warranties therein contained and made pursuant hereto, Lessee hereby agrees to lease the Aircraft from Lessor hereunder on the Delivery Date, such leasing to be evidenced by Lessee executing and delivering the Lease Supplement, and (to the extent that it has not already done so) to take the following actions:

              (a) execute and deliver the Technical Acceptance Certificate (Delivery);

              (b) execute and deliver all other Operative Documents and certificates and take all other actions as are required to be executed and delivered or taken by Lessee on or before the Delivery Date pursuant to the terms of any of the Operative Documents.

        2.3   Delivery of Aircraft. The Aircraft shall be delivered for purposes
              --------------------
of this Lease at Alaska's operations/maintenance facilities at Seattle-Tacoma International Airport Seattle, Washington.

        2.4   Term. The Aircraft shall be leased for a term that comprises the
              ----
Basic Term, except that the Term shall end upon any earlier termination of this Lease in accordance with its terms.

                                      2-1

        2.5   Guaranty. Simultaneously with the execution and delivery of the
              --------
Lease Supplement by Lessee and Lessor hereunder, Guarantor shall execute and deliver the Guaranty to Lessor.


                                      2-2

     SECTION 3. LESSEE'S REPRESENTATIONS. WARRANTIES AND COVENANTS.
                --------------------------------------------------

     Lessee represents, warrants and agrees as follows:

        3.1   Organization: Good Standing; Certification. Lessee is a
              ------------------------------------------
corporation duly incorporated, validly existing and in good standing under the laws of the State of Indiana and has the corporate power and authority to own or hold under lease its properties and to enter into and perform its obligations hereunder. Lessee is duly qualified and authorized to do business wherever the nature of its activities or properties requires such authorization. Lessee is a Certificated Air Carrier.

        3.2     Authority: Consent. Lessee has the full power, authority and
                ------------------
legal right to execute, deliver and perform the terms of each of the Operative Documents to which it is a party. The execution, delivery and performance of each of the Lease Documents to which it is a party have been duly authorized by all necessary corporate action of Lessee and do not require any stockholder approval or approval or consent of, or notice to, any trustee or holders of any indebtedness or obligations of Lessee.

        3.3   Legal. Valid and Binding. Each of the Operative Documents to which
              ------------------------
Lessee is a party has been duly executed and delivered by Lessee and constitutes the legal, valid and binding obligations of Lessee, enforceable in accordance with their terms.

        3.4   Compliance with Other Instruments. Neither the execution, delivery
              ---------------------------------
or performance by Lessee of the Operative Documents to which it is a party nor the consummation or performance by Lessee of the transactions contemplated therein will conflict with or result in any violation of, or constitute a default under, the certificate of incorporation or by-laws of Lessee or any agreement, mortgage, indenture, lease or other instrument or any Applicable Law by which Lessee or its properties or assets are bound.

        3.5   Governmental Consents. Neither the execution and delivery of any
              ---------------------
of the Operative Documents nor the performance of any of the transactions contemplated thereby by Lessee requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect to the FAA, the Department of Transportation or any other Federal, state or foreign governmental authority or agency, including any judicial body, except for the filings for recording, registration and termination of existing interests with the FAA referred to in Section 5.1(b) hereof.

        3.6   No Adverse Agreements. Lessee is not a party to any agreement or
              ---------------------
instrument or subject to any charter or any corporate restriction, which if performed in

                                      3-1
accordance with its terms, would materially and adversely affect Lessee's financial condition, business or operations or the ability of Lessee to perform its obligations under any of the Operative Documents to which it is a party.

        3.7   No Defaults or Violations. Lessee is not and during the Term will
              -------------------------
not be in default under any mortgage, deed of trust, indenture or other instrument or agreement to which Lessee is a party or by which it or any of its properties or assets may be bound or be in violation of any Applicable Law, which default or violation would have a material adverse effect on the financial condition, business or operations of Lessee or its ability to perform any of its obligations under any of the Lease Documents to which it is a party.

        3.8   Litigation. There are no pending or, to the best of Lessee's
              ----------
knowledge after due inquiry, threatened actions or proceedings by or before any court, administrative agency, regulatory authority or arbitrator that would either individually or in the aggregate materially and adversely affect the financial condition, business or operations of Lessee or the ability of Lessee to perform its obligations under any of the Operative Documents to which it is a party, except as may be disclosed in a letter from Lessee to Lessor dated as of the Delivery Date.

        3.9   Tax Returns. Lessee has filed or caused to be filed all material
              -----------
tax returns which are required to be filed by it, and has paid or caused to be paid all taxes shown to be due or payable on said returns or on any assessment received by Lessee, except as may be contested in good faith by appropriate proceedings.

        3.10  Filing or Recordation. Except for the filing for recordation of
              ---------------------
this Lease with the FAA, and the filing of any Uniform Commercial Code financing statements required (and continuation statements at periodic intervals), no further filing or recording of this Lease or of any other document (including any financing statement under Article 9 of the Uniform Commercial Code) and no further action, are necessary or desirable under the laws of the United States of America in order to (A) fully protect and establish Lessor's title to, and interest in, and property rights with respect to the Aircraft as against Lessee or any third party claiming through Lessee and to ensure that the property rights of Lessor therein will have priority in all respects over the claims of all creditors of Lessee, or (B) ensure the validity, effectiveness and enforceability of this Lease and the other Operative Documents.

        3.11  No Event of Default. No event exists which, upon delivery and
              -------------------
leasing of the Aircraft hereunder, would be an Event of Default hereunder.

                                      3-2

        3.12    Principal Place of Business. Unless Lessee gives the notice
                ---------------------------
provided for in this Section 3.12, Lessee shall maintain its principal place of business and chief executive office and the office where it keeps its business and financial records and files concerning the Operative Documents at the location specified in Section 20 hereof. Lessee shall hold and preserve such records and files concerning the Operative Documents as are required hereunder and shall permit representatives of Lessor at any time during normal business hours (but after reasonable notice) to inspect and make abstracts from such records and files. Lessee shall give Lessor at least 30 days' prior written notice of any change in Lessee's principal place of business and chief executive office, and shall cooperate with Lessor in executing and delivering all such documents as Lessor may reasonably request which are required or desirable as a result of such change of principal place of business of Lessee. Notwithstanding any of the foregoing provisions of this Section 3.12 to the contrary, Lessee shall not maintain its principal place of business in any location which would cause Lessee not to be a Certificated Air Carrier.

        3.13    Citizenship. Lessee represents that as of the date hereof it is,
                -----------
and covenants and agrees that at all time during the Term it shall remain, a "citizen of the United States" as such term is defined in Section 101(16) of the Federal Aviation Act.

        3.14    Financial Statements. The audited consolidated balance sheet of
                --------------------
Amtran and its subsidiaries (including Lessee), as of the fiscal year ended December 31, 1992, and the related audited consolidated statements of income and changes in financial position for the years then ended and the unaudited consolidated balance sheet of Amtran as of September 30, 1993 and the related statements of income and changes in financial position for the nine months then ended (copies of each of which have been furnished to Lessor), each prepared ill accordance with generally accepted accounting principles and practices, fairly and accurately present the financial position of Lessee and its affiliates, as of the dates thereof and for the periods covered thereby. Since September 30, 1993, there has been no material adverse change in the financial condition, business, operations or prospects of Amtran or Lessee.

        3.15    Financial and Other Information to be Supplied. Lessee agrees to
                ----------------------------------------------
furnish to Lessor during the Term:

                (a) as soon as possible and in any event within five (5) days after the occurrence of an Event of Default which is continuing, an Officer's Certificate setting forth in detail the nature of such Event of Default and the action which Lessee proposes to take with respect thereto;

                (b) as soon as available, and in any event within 60 days after the end of each of the first three fiscal quarters in each fiscal year of the Lessee, consolidated


                                      3-3
balance sheets of Lessee (or Amtran) as of the end of such quarter and related statements of income, shareholders' equity and changes in financial condition of Lessee (or Amtran) for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period in such other preceding fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by a financial officer of Lessee (or Aintran) as having been prepared in accordance with generally accepted accounting principles and practices;

                (c) as soon as available, and in any event within 120 days after the end of each fiscal year of Lessee, a copy of the annual report for such year for Lessee (or Amtran) and its subsidiaries on a consolidated basis, including therein consolidated balance sheets of Lessee (or Amtran) as of the end of such fiscal year and related statements of income, shareholders' equity and changes in financial condition of Lessee (or Amtran) for such fiscal year, in comparative form with the preceding fiscal year, in each case certified by independent certified public accountants of national standing as having been prepared in accordance with generally accepted accounting principles and practices consistently applied (except as noted therein); provided that any changes in accounting principles or practices must be approved by such accountants, provided that, so long as Amtran is subject to the reporting provisions of the Securities Exchange Act of 1934, a copy of Amtran's annual report on Form 10-K will satisfy this requirement;

                (d) promptly upon the sending or filing thereof, copies of all such proxy statements, financial statements and reports which Lessee or the affiliated group of which Lessee is a member sends to its stockholders generally, and copies of all regular periodic and special reports and all registration statements under the Securities Act of 1933, as amended, which Lessee or the affiliate group of which Lessee is a member files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange;

                (e) as soon as available, and in any event within 45 days after the end of each fiscal year of Lessee, a report listing each of the domestic U.S. and foreign jurisdictions into which the Aircraft was operated during such fiscal year.

                (f) from time to time, such other information relating to Lessee s (or Amtran's) financial, operational or business affairs or conditions as Lessor may reasonably request.

                                      3-4

        SECTION 4.      LESSOR'S REPRESENTATIONS. WARRANTIES AND AGREEMENTS.
                        ---------------------------------------------------

        Subject to certain disclaimers set forth in Section 7 hereof, Lessor represents, warrants and agrees as follows:

        4.1     Citizenship. Lessor represents and warrants that it is a citizen
                -----------
of the United States as defined in Section 101(16) of the Federal Aviation Act and agrees that if at anytime it shall cease to be a "citizen of the United States" within the meaning of Section 101(16) of the Federal Aviation Act, it will promptly resign as owner trustee effective upon appointment of successor owner trustees (if and so long as such citizenship is necessary under the Federal Aviation Act in effect at such time to permit the unrestricted use of the Aircraft) and arrange for the appointment of a successor owner trustee which meets the requirements of Section 101(16).

        4.2     Quiet Enjoyment. Lessor covenants that provided no Event of
                ---------------
Default has occurred and remains unremedied, neither it nor anyone claiming exclusively by, through or under Lessor will interfere with Lessee's quiet use and enjoyment of the Aircraft during the Term.

                                      4.1

        SECTION 5.      CONDITIONS PRECEDENT.
                        ---------------------

                5.1     Conditions Precedent to Obligation of Lessor to Lease
                        -----------------------------------------------------
Aircraft. In addition to the provisions of Section 2.1 hereof, the obligation of
--------
Lessor to lease the Aircraft to Lessee under this Lease is subject to the fulfillment to the satisfaction of Lessor, on or before the Delivery Date, of the following conditions precedent:

                        (a) Each of the Operative Documents, and such other documents as have been reasonably requested by Lessor, shall have been duly authorized, executed and delivered by the respective party or parties thereto and shall be satisfactory in form and substance to Lessor, and an executed original or conformed copy, as appropriate, of the Lease Documents and such other documents shall have been delivered to Lessor.

                        (b) On the Delivery Date, the following statements shall be true and Lessor shall have received evidence in form and substance satisfactory to it that:

                                (i)     The Aircraft is duly registered with and
certified by the FAA as to type and airworthiness in accordance with the terms of this Lease;

                                (ii)    The Lease and the Lease Supplement shall
be in due form for recording and shall be duly filed for recordation with the FAA pursuant to the Federal Aviation Act.

                        (c) On the Delivery Date for the Aircraft (i) the representations and warranties of Lessee contained in the Lease Documents shall be true and accurate; (ii) nothing shall have occurred which materially and adversely has affected or will affect the ability of Lessee to carry on its business and to perform its obligations under the Operative Documents to which it is a party; and (iii) no event shall have occurred and be continuing, or would result from the lease of the Aircraft, which constitutes a Default or an Event of Default.

                        (d) Lessee shall have delivered an Officer's Certificate to Lessor certifying as to the matters set forth with respect to Lessee in Section 3 hereof.

                        (e) Lessor shall have received the following, in each case in form and substance satisfactory to it:

                                (i)     an incumbency certificate of Lessee
regarding the officers of Lessee authorized to execute and deliver the Operative Documents to which it is a party and other documents and agreements delivered in connection therewith;

                                      5-1

                        (ii) an insurance report of an independent insurance broker and certificates of insurance, as to Lessee's due compliance with the terms of Section II of this Lease;

                        (iii) certified copies of all documents evidencing the corporate actions of Lessee, the Board of Directors or the executive committee of such Board of Directors of Lessee, duly authorizing the lease by Lessee of the Aircraft hereunder and the execution, delivery and performance by Lessee of each of the Operative Documents to which it is a party;

                        (iv) such other documents and evidence with respect to Lessee as Lessor may reasonably request in order to establish consummation of the transactions contemplated by the Operative Documents, the taking of all corporate proceedings in connection therewith and compliance with the conditions herein set forth.

                (f) UCC Financing Statements with respect to the Operative Documents shall have been duly executed, delivered and filed with the Secretary of State of the State of Indiana.

                (g) Lessor shall have received favorable opinion from General Counsel of Lessee, covering such other matters incident to the transactions hereto as Lessor may reasonably request.

                (h) Lessor shall have received a favorable opinion from Messrs. Daugherty, Fowler & Peregrin, special FAA counsel, covering such matters incident to the transactions hereto as Lessor may reasonably request.

        Promptly upon the recordation with the FAA of the documents filed with respect to the Aircraft referred to in Section 5.1 hereof, Lessee will cause such special FAA counsel to deliver to Lessor and Lender an opinion addressed to each as to the due recordation of the Lease Documents filed with respect to the Aircraft.

        5.2     Conditions Precedent to Obligations of Lessee to Lease Aircraft.
                ----------------------------------------------------------------
In addition to the provisions of Section 2.2 hereof, Lessee's obligation to lease the Aircraft from Lessor is subject to the fulfillment to the satisfaction of Lessee on or before the Delivery Date, of the following conditions precedent:

                (a)     The events described in Section 5.1 shall have occurred.

                (b) On the Delivery Date (i) the representations and warranties of Lessor contained in the Lease Documents shall he true and accurate and (ii) nothing shall

                                      5-2
have occurred which materially and adversely has affected or will affect the ability of Lessor to carry on its business and to perform its obligations under the Lease Documents.

                (c) Lessee shall have received such other documents and evidence with respect to Lessor as Lessee may reasonably request.









                                      5-3

     SECTION 6. PAYMENTS.
                ---------

        6.1  Basic Rent. During the Basic Term, Lessee shall pay Lessor (in
             ----------
accordance with Section 6.3 hereof) Basic Rent in the amount of $63,500 per month. Basic Rent shall commence on the Lease Commencement Date (prorated to reflect the remaining portion of such month in which this Lease commences) and continue thereafter on a monthly basis with Basic Rent payable on the first day of each month during the Basic Term ("Rent Payment Date"); provided, however, that if the last month of the Basic Term shall not be a full month, the last payment of Basic Rent shall be prorated to reflect that portion of such month included in the Basic Term.

        6.2  Net Lease: No Set-off or Deductions. This Lease is a net lease.
             -----------------------------------
Lessee acknowledges and agrees that its obligations to pay all Rent due and owing under the terms hereof shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation (a) any set-off, counterclaim, recoupment, defense or other right which Lessee may have against Lessor or anyone else for any reason whatsoever, (b) any defect in the title, airworthiness, eligibility for registration under the Federal Aviation Act, or any damage to or loss or destruction of, the Aircraft, or any interference, interruption or cessation in or prohibition of the use or possession thereof by Lessee for any reason whatsoever, including, without limitation, any such interference, interruption, cessation or prohibition resulting from the act of any governmental authority or any violation by Lessor of Section 18 hereof, (c) any liens, encumbrances or rights of others with respect to the Aircraft, (d) the invalidity or unenforceability or lack of due authorization or other infirmity of this Lease or any lack of right, power or authority of Lessor or Lessee to enter into this Lease, (e) any insolvency, bankruptcy, reorganization or similar proceedings by or against Lessee, Lessor, or any other person, or (f) any other cause whether similar or dissimilar to the foregoing, any present or future law notwithstanding, it being the intention of the parties hereto that all Rent payable by Lessee hereunder shall continue to be payable in all events in the manner and at the times provided herein. Such Rent shall not be subject to any abatement and the payments hereof shall not be subject to any set-off or reduction for any reason whatsoever, including any present or future claims of Lessee against Lessor under this Lease or otherwise. Each Rent payment made pursuant to this Lease by Lessee shall be final and Lessee will not seek to recover all or any part of such payment from Lessor or for any reason whatsoever.

        If for any reason whatsoever this Lease shall be terminated in whole or in part by operation of law or otherwise, except as specifically provided herein or as otherwise agreed, Lessee nonetheless agrees to pay to Lessor an amount equal to each payment of Basic Rent and Supplemental Rent due hereunder at the time such payment would have become due and payable in accordance with the terms hereof had this Lease not been

                                      6-1
terminated in whole or in part. The obligation of Lessee in this Section 6.2 shall survive the expiration or the termination of this Lease other than in accordance with its terms. To the extent permitted by Applicable Law. Lessee hereby waives any rights which it may now have or which may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Lease except in accordance with the terms hereof.

                6.3     Immediately Available Funds. All Rent shall be paid in
                        ---------------------------
United States Dollars by wire transfer in immediately available funds by 4:00 p.m. EST or EDT, as the case may be, on the day in question to Lessor at National Westminster Bank, USA. 80 Pine Street, New York, New York, ABA No.021 000 322, Account No.218-01-7572, AFG Rent Escrow Ref. ATA Lease Supplement No. 1, with sufficient information to identify the source and application of such funds. If any Rent is due on a day which is not a Business Day, it shall be due on the next succeeding Business Day.

                6.4     Supplemental Rent. Lessee also agrees to pay to Lessor,
                        -----------------
subject to Section 6.3 hereof, any and all Supplemental Rent when the same shall become due and owing, and in the event of any failure on the part of Lessee to pay any Supplemental Rent, Lessor shall have all rights, powers and remedies provided for herein or by law or equity in the case of nonpayment of Basic Rent. Lessee will also pay, on demand, as Supplemental Rent, interest at the Overdue Rate on any part of any installment of Basic Rent not paid when due for any period for which the same shall be overdue and, to the extent permitted by Applicable Law, on any payment of Supplemental Rent not paid when due for the period until the same shall be paid.

                                      6-2

     SECTION 7. DISCLAIMER OF WARRANTIES AND MANUFACTURERS' WARRANTIES.
                -------------------------------------------------------

        7.1     Disclaimer. THE AIRCRAFT IS TO BE LEASED HEREUNDER "AS IS" AND
                ----------
"WHERE IS." LESSOR HAS NOT AND SHALL NOT BE DEEMED TO HAVE MADE (WHETHER BY VIRTUE OF HAVING LEASED THE AIRCRAFT UNDER THIS LEASE, OR HAVING ACQUIRED THE AIRCRAFT, OR HAVING DONE OR FAILED TO DO ANY ACT, OR HAVING ACQUIRED OR FAILED TO ACQUIRE ANY STATUS UNDER OR IN RELATION TO THIS LEASE OR OTHERWISE), AND LESSOR HEREBY SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE (EXCEPT AS HEREIN BELOW PROVIDED), CONDITION, DESIGN, OPERATION. MERCHANTABILITY, FREEDOM FROM CLAIMS OF INTERFERENCE OR INFRINGEMENT OR THE LIKE, OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE AIRCRAFT, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF THE AIRCRAFT, THE ABSENCE THEREFROM OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, OR AS TO ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED (INCLUDING ANY IMPLIED WARRANTY ARISING FROM A COURSE OF PERFORMANCE OR DEALING OR USAGE OF TRADE), WITH RESPECT TO THE AIRCRAFT AND LESSEE HEREBY WAIVES, RELEASES, RENOUNCES AND DISCLAIMS EXPECTATION OF OR RELIANCE UPON ANY SUCH WARRANTY OR WARRANTIES. LESSOR SHALL NOT HAVE ANY RESPONSIBILITY OR LIABILITY TO LESSEE OR ANY OTHER PERSON, WHETHER ARISING IN CONTRACT OR TORT OUT OF ANY NEGLIGENCE OR STRICT LIABILITY OF LESSOR OR OTHERWISE, FOR (1) ANY LIABILITY, LOSS OR DAMAGE CAUSED OR ALLEGED TO BE CAUSED DIRECTLY OR INDIRECTLY BY THE AIRCRAFT OR ANY ENGINE OR BY ANY INADEQUACY THEREOF OR DEFICIENCY OR DEFECT THEREIN OR BY ANY OTHER CIRCUMSTANCE IN CONNECTION THEREWITH, (II) THE USE, OPERATION OR PERFORMANCE OF THE AIRCRAFT OR ANY RISKS RELATING THERETO, (ITT) ANY INTERRUPTION OF SERVICE, LOSS OF BUSINESS OR ANTICIPATED PROFITS OR CONSEQUENTIAL DAMAGES OR (IV) THE DELIVERY, OPERATION, SERVICING, MAINTENANCE, REPAIR, IMPROVEMENT OR REPLACEMENT OF THE AIRCRAFT. THE WARRANTIES AND REPRESENTATIONS SET FORTH IN THIS SECTION 7.1 ARE EXCLUSIVE AND IN LIEU OF ALL OTHER REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, AND LESSOR SHALL NOT BE DEEMED TO HAVE MADE ANY OTHER WARRANTIES, EXCEPT AND ONLY TO THE EXTENT OF THOSE WARRANTIES SET FORTH IN SECTION 4 OF THIS LEASE.

                                      7-1

        7.2     Other Warranties. So long as no Event of Default shall have
                ----------------
occurred, Lessor agrees that if there are any outstanding warranties of manufacturers and suppliers relating to the Aircraft or any of the Engines which would otherwise inure to the benefit of or be enforceable by Lessor during the Term, they shall, notwithstanding title to the Airframe and Engines being vested in Lessor, inure to the benefit of Lessee throughout the Term and Lessor agrees to authorize Lessee to exercise for the account of Lessor such rights as Lessor may have under such warranties.

                                      7-2

     SECTION 8. USE OPERATION AND MAINTENANCE.
                -----------------------------

          8.1  General. Unless otherwise provided herein, Lessee, at its own
               -------
cost and expense, shall service, repair, maintain and overhaul or cause the same to be done to the Airframe and each Engine under the Maintenance Program (as defined in Section 8.3) for so long as the Airframe is operated and leased hereunder by Lessee in the same manner and with the same care as used by Lessee with similar aircraft and engines. By way of expansion and not in limitation of the foregoing, Lessee agrees to (i) keep the Airframe and each Engine in as good operating condition as when delivered to Lessee hereunder, ordinary wear and tear excepted, (ii) keep the Aircraft in such condition as is necessary to enable the airworthiness certification of the Aircraft to be maintained in good standing at all times under the Federal Aviation Act, (iii) maintain the Manuals and Technical Records in the English language in accordance with such Maintenance Program and in a manner acceptable to the FAA and (iv) cause the Aircraft to be maintained in a manner which will not discriminate against the Aircraft compared with other Boeing 727 aircraft owned or leased by Lessee.

          8.2  Operation and Use.
               -----------------

               (a) Lessee agrees not to operate or locate the Airframe or any Engine, or suffer the Airframe or any Engine to be operated or located, in any area (i) excluded from coverage by any insurance policy required to be maintained hereunder with respect to the Airframe or Engines or (ii) in any recognized or, in Lessor's reasonable judgment, threatened area of hostilities unless fully covered by war risk insurance meeting the terms of Section 11 hereof, except in the case of a requisition by the United States government, where Lessee obtains indemnity from the United States government against the risks and in the amounts required by Section 11 hereof covering such area, including insurance provided under Title XIII of the Federal Aviation Act. Lessee agrees not to operate the Aircraft, or suffer the Aircraft to be operated during the Term (x) unless the Aircraft is covered by insurance as required by the provisions of Section 11 hereof or (y) contrary to the terms of such insurance as required by the provisions of Section 11 hereof.

               (b) Lessee agrees not to (i) operate the Aircraft or permit the Aircraft to be operated during the Term except in a passenger configuration, in commercial or other operations for which Lessee is duly authorized by the FAA or the appropriate foreign authority, provided that Lessee shall be permitted to transport cargo and mail in the cargo compartments of the Aircraft or (ii) use or permit the Aircraft to be used for a purpose for which the Aircraft is not designed or reasonably suitable. Lessee will not permit the Airframe or any Engine to be maintained, used or operated during the

                                      8-1

Term in knowing violation of any Applicable Law, or contrary to any manufacturer's operating manuals or instructions.

          8.3  Maintenance in General. Lessee agrees that it alone has the
               ----------------------
obligation to maintain and repair the Airframe and Engines in accordance with a maintenance program which meets the FAA requirements for United States commercial airline operations under Part 121 of the Federal Aviation Regulations and which is approved or accepted by the appropriate FAA Flight Standards Air Carrier District Office having responsibility for monitoring Lessee's operation and maintenance of the Aircraft, and meets the non-discrimination requirements set forth in Section 8.1 hereof (the "Maintenance Program"), so as to keep the Aircraft in as good a condition during the Term as on the Delivery Date and until the Aircraft is redelivered to Lessor pursuant to Section 9 hereof, ordinary wear and tear excepted. Included within the obligation of maintenance and repair is the obligation and affirmative undertaking by Lessee to replace from time to time all worn or defective Parts to the extent required to cause the Aircraft to be in an airworthy condition in all respects and to be covered by an effective Standard Certificate of Airworthiness at all times except during those periods when the Aircraft is undergoing maintenance or repairs as required by this Lease.

          8.4  Specific Items of Maintenance. Lessee agrees that maintenance and
               -----------------------------
repairs shall include, but shall not be limited to, the following specific items:

               (a) to perform or have performed in accordance with Section 8.3 all routine maintenance work, including on-line maintenance on the Aircraft, and to ensure that all such maintenance shall be in accordance with the regulations and directives of the FAA or other government authority having jurisdiction over Lessee's operations. Lessee shall have all maintenance and repairs performed at Lessee's maintenance facilities or at other FAA Repair Stations selected by Lessee;

               (b) to correct promptly and diligently any deficiencies revealed at any time by any inspection of Lessor which under the Maintenance Program require proper repair, replacement, overhaul and adjustment;

               (c) to maintain all Aircraft documentation, including, without limitation, the Manuals and Technical Records, in compliance with FAA regulations and in up-to-date status, and to make these available for review by Lessor on reasonable notice at Lessee's principal maintenance base;

               (d) If required by FAA regulations, Lessee shall notify Lessor promptly of any modifications or configuration changes to the Airframe which would

                                      8-2
     have a material change to the detail specification and/or the manuals relating to the Airframe (such as flight, operations and maintenance).

          8.5  Parts.
               -----

               (a) Unless the Airframe or an Engine has suffered Total Loss, Lessee, at its own cost and expense, will during the Term promptly replace all Parts that may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever. In addition, in the ordinary course of maintenance, service, repair, overhaul or testing, Lessee may remove any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use, provided that Lessee shall replace such Parts as promptly as practicable with replacement Parts. All replacement Parts shall be made by the same manufacturer and of the same model number and modification status, or shall be FAA-approved substitutes normally used by Lessee. All replacement Parts shall be free and clear of all Liens except Permitted Liens and shall be in as good operating condition as, and shall have a value, utility, and useful life at least equal to, the Parts replaced assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof.

               (b) All Parts at any time removed from the Airframe or any Engine shall remain the property of Lessor and subject to this Lease, no matter where located, until such time as such Parts shall be replaced by Parts that have been incorporated or installed in or attached to such Airframe or Engine and that meet the requirements for replacement Parts specified in clause (a) of this
Section 8.5. Immediately upon any replacement Part becoming incorporated or installed in or attached to such Airframe or Engine as provided in clause (a) hereof, without further act, (i) title to such replacement Part shall thereupon vest in Lessor, (ii) such replacement Part shall become subject to this Lease and be deemed part of such Airframe or Engine, as the case may be, for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to such Airframe or Engine, and (iii) title to the replaced Part shall thereupon vest in Lessee, free and clear of all rights of Lessor and shall no longer be deemed a Part hereunder.

               (c) Title to all Parts incorporated or installed in or attached or added to the Airframe or any Engine as the result of any alteration, modification or addition effected by Lessee shall, without further act and except as otherwise provided Section 8.6(c) hereof, vest in Lessor and become subject to this Lease.

               (d) Notwithstanding the foregoing provisions of this Section 8.5. Lessor agrees that so long as no Event of Default shall have occurred and be continuing,

                                      8-3

     Lessee may, at any time during the Term. remove any Part of the Aircraft without replacement, provided that (i) such Part is in addition to. and not in replacement or substitution for, any Part originally incorporated or installed in or attached to the Aircraft at the Delivery Date hereunder or any Part in replacement of, or substitution for, any such originally incorporated or installed or attached Part, (ii) such Part is not required to be incorporated or installed in or attached or added to the Aircraft pursuant to the terms of this Section 5 and (iii) such Part can be removed from the Aircraft without diminishing or impairing the value, utility, condition or airworthiness which the Aircraft would have had at such time had such alteration, modification or addition not occurred. Upon the removal by Lessee of any such Part as provided in the preceding sentence, title thereto shall, without further act, vest in Lessee and such Part shall no longer be deemed part of the Aircraft (such a part is herein called a "Removable Part"). Lessee, at its sole expense, shall repair any damage to the Aircraft resulting from any such removal. Any Part not removed by Lessee as above provided prior to the return of the Aircraft to Lessor hereunder, whether pursuant to Section 9, Section 14 or otherwise, shall remain the property of Lessor. If any Removable Part is (x) owned by any third party and leased to Lessee or installed on the Aircraft under license from Lessee, (y) sold to Lessee subject to a conditional sales contract or other security interest or (z) leased to Lessee pursuant to a lease which is subject to a security interest in favor of any third party, then Lessor will not acquire or claim, as against such lessor, conditional vendor or secured party, any right, title or interest in any such Removable Part as the result of such Removable Part being installed in the Aircraft; provided, however, (xx) that Lessor's inability to so acquire or claim is subject to the express condition that such lessor, licensee, conditional vendor or secured party shall not acquire or claim, as against Lessor, any right, title or interest in the Aircraft, or any Part other than its interest in such Removable Part by reason of such Removable Part being installed thereon, and (yy) that any Removable Part not removed by Lessee within sixty (60) days after an Event of Default, shall, at such time, become the property of Lessor and be subject to this Lease.

          8.6  Airworthiness Directives.
               -------------------------

               (a) During the Term hereof Lessee agrees at its sole cost and expense to comply with any airworthiness directive, the Federal Aviation Regulations and Special Federal Aviation Regulations, manufacturers' mandatory service bulletins or any other mandatory regulation, directive or instruction ("Airworthiness Directive") which the FAA may from time to time issue and which becomes due during the Term in order to meet the requirements of Applicable Law related to the public transport of passengers and/or cargo by aircraft; provided, however. that nothing in this Lease shall be deemed to require Lessee or Lessor to bring the Aircraft into compliance with the Stage 3 noise standards set forth in Part 36 of the Federal Aviation Regulations (14 C.F.R. Part 36). All Airworthiness Directives shall be accomplished in accordance with all applicable

                                      8-4
bulletins and manuals published by the manufacturer of the Airframe or Engines or Parts.


               (b) Lessor shall hold title to any Parts included in a new system installed on the Aircraft pursuant to an Airworthiness Directive which is required by such Airworthiness Directive to be installed during the Term.

               (c) If Lessee would not normally perform an Airworthiness Directive, or such other modification desired by Lessor, the terms of which permit performance after the end of the Term, and Lessor requests Lessee, in writing, to perform such Airworthiness Directive or modification, Lessee shall perform such Airworthiness Directive or modification; provided, however, that Lessee's obligations to perform such Airworthiness Directive or modification pursuant to this Section 8.6(c) shall be subject to availability of the necessary material, labor and facilities and shall not unreasonably interfere with, or delay, Lessee's operation and are of the Aircraft. In the event Lessee is unable to perform an Airworthiness Directive or modification requested by Lessor under this Section 8.6(c) because of the lack of availability of materials, labor or facilities or such performance will unreasonably interfere with or delay Lessee's operation and use (including redelivery) of the Aircraft, Lessee will cooperate with, and assist Lessor in the accomplishment of such work by a FAA Repair Station. The costs of such performance shall be borne solely by Lessor and shall be equal to the sum of material costs and the associated Direct Labor Rate cost or labor costs, as the case may be.

          8.7  Maintenance Agencies. To the extent that Lessee intends that any
               --------------------
of the activities to be performed pursuant to this Section 8 with respect to the Airframe or Engines are to be performed by any Person other than Lessee and not pursuant to the Maintenance Program, such maintenance shall be performed to an FAA-approved standard.

          8.8  Corrosion Control. Lessee shall carry out such work as may be
               -----------------
required for the control of corrosion, including, without limitation, periodic inspections for penetration of fuel tanks, periodic inspections and clean-up under galleys, forward and aft cargo pit areas and lavatories, periodic treatment of all mild and moderate corrosion and correcting of all severe or exfoliated corrosion, in accordance with the Maintenance Program.

          8.9  Modifications.
               -------------

               (a) Lessee, at its own expense. may from time to time make such alterations and modifications in and additions to the Airframe or any Engine as Lessee

                                      8-5
may deem desirable in the proper conduct of its business, including without limitation, removal of Parts which Lessee deems no longer suitable or appropriate for use in the Airframe or such Engine; provided, that no such alteration, modification or addition shall diminish the value or utility of the Airframe or such Engine, or impair the condition or airworthiness thereof, below the value, utility, condition and airworthiness thereof prior to such alteration, modification or addition assuming the Airframe or such Engine met the requirements of this Lease prior to such alteration, modification or addition. Notwithstanding the foregoing, Lessee shall not, without Lessor's prior written consent, make any major modifications, alterations or additions to the Aircraft, i.e., those costing in excess of $400,000. For the purposes of
              ----
this section "major modifications" shall exclude modifications required by Applicable Law and modifications made by Lessee to standardize the Aircraft to Lessee's fleet or modifications otherwise required by the terms of this Lease, but shall include (1) changes relating to the Aircraft's structure or performance and (2) changes which could adversely affect spare parts interchangeability or replaceability. All major modifications shall be accomplished by at Lessee's expense.

               (b) If the Aircraft is not in Lessee's standard fleet configuration, Lessor may require Lessee, at Lessee's sole expense, to remove all modifications accomplished by Lessee and to reconstruct the modified areas to Lessee's standard fleet configuration or to their original configuration in a good and workmanlike manner prior to return of the Aircraft to Lessor.

               (c) NOTWITHSTANDING ANY OTHER PROVISION OF THIS LEASE, NO MODIFICATION SHALL BE MADE WHICH HAS THE EFFECT OF DECREASING THE UTILITY OR VALUE OF THE AIRCRAFT OR ADVERSELY AFFECTS ITS AIRWORTHINESS OR USE FOR TRANSPORTING PASSENGERS IN COMMERCIAL SERVICE.

          8.10 Possession. Lessee shall not sublease the Aircraft or otherwise
               ----------
in any manner deliver, relinquish or transfer possession of the Airframe or any Engine to any Person or install any Engine, or permit any Engine to be installed, on any airframe other than the Airframe, during the Term, without the prior written consent of Lessor; provided, however, that so long as Lessee shall comply with the provisions of Section 11 hereof Lessee may, without the prior written consent of Lessor:

               (a) enter into a contract, commonly referred to in the U.S. airline industry as a "wet lease," under which Lessee has operational control of the Aircraft in the ordinary course of Lessee's business (which shall not be considered a transfer of possession hereunder), provided that Lessee's obligations under this Lease shall continue in full force and effect notwithstanding any such "wet lease" contract;

                                      8-6

               (b) deliver possession of the Airframe or an Engine to the manufacturer thereof or to a FAA Repair Station for testing or other similar purposes or for service, repair, maintenance or overhaul work on the Airframe or Engines or for alterations or modifications in or additions to the Airframe or Engines, to the extent required or permitted by the terms of this Lease;

               (c) subject any Engine to normal interchange or pooling agreements or arrangements, in each case customary in the United States airline industry applicable to other similar aircraft and engines operated by Lessee and entered into by Lessee in the ordinary course of its business with any Certificated Air Carrier; provided that (A) no such agreement or arrangement contemplates or requires the transfer of title to such Engine, and (B) if Lessor's title to any Engine shall be divested under any such agreement or arrangement, such divestiture shall be deemed to be a Total Loss with respect to such Engine and Lessee shall comply with Section 12.2 hereof in respect of such Engine;

               (d) install an Engine on an airframe owned by Lessee free and clear of all Liens, except (i) Permitted Liens, and (ii) those which apply only to the engines (other than Engines), appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment (other than Parts) installed on such airframe (but not to the airframe as an entirety), and (C) those created by the rights of other Certificated Air Carriers under normal interchange or pooling agreements or arrangements customary in the airline industry which do not contemplate, permit or require the transfer of title to such airframe or engines installed thereon;

               (e) install an Engine on an airframe leased to Lessee or purchased by Lessee subject to a conditional sale or other security agreement; provided that (i) such Airframe is free and clear of all liens except (A) the rights of the parties to the lease, conditional sale or other security agreement and (B) Liens of the type permitted by clause (d) above, and (ii) such lease, conditional sale or other security agreement effectively provides that such Engine shall not become subject to the Lien of such lease, conditional sale or other security agreement, notwithstanding the installation thereof on such airframe;

               (f) install an Engine on an airframe owned by Lessee, leased by Lessee or purchased by Lessee subject to a conditional sale or other security agreement under circumstances where neither clause (d) nor clause (e) above is applicable; provided that any divestiture of Lessor's title to such Engine resulting from such installation shall be deemed a Total Loss with respect to such Engines and Lessee shall comply with Section 12.2 hereof;

                                      8-7

               (g) transfer possession of the Airframe or any Engine to the United States of America or any instrumentality thereof under to the Civil Reserve Air Fleet Program authorized by 10 U.S.C. (S)9511, et seq., or any
                                                           ------
substantially similar program provided such transfer of possession does not exceed the Basic Term. If an Event of Default occurs under this Lease and Lessor elects to pursue its remedies under Section 14 to terminate this Lease and repossess the Aircraft (or Engine), Lessor will so notify the United States Government by sending a written communication to:
Headquarters, AMC Contracting Office - XOKA, Scott Air Force Base, Illinois 62225-5007.

               (h) transfer possession of the Airframe or any Engine to the United States of America for a period that does not continue beyond the end of the Basic Term when required by Applicable Law; provided that the rights of any transferee who receives possession by reason of a transfer permitted by this
Section 8.10 (other than by a transfer of an Engine which is deemed a Total Loss if substitution is being duly effected under Section 12.2 hereof) shall be subject and subordinate to all the terms of this Lease.

     In the event Lessor shall have received from a lessor or secured party of any airframe leased to Lessee or purchased by Lessee subject to a conditional sale or other security agreement, a written agreement which provides that such lessor or secured party under such agreement shall not acquire or claim any right, title or interest in any Engine, and such lease or conditional sale or other security agreement covering such airframe also covers an engine or engines owned by such lessor under such lease or subject to a security interest in favor of such secured party under such conditional sale or other security agreement, Lessor hereby agrees for the benefit of such lessor or secured party that Lessor will not acquire or claim, as against such lessor or secured party, any right, title or interest in any such engine as the result of such engine being installed on the Airframe at any time while such engine is owned by such lessor or is subject to such conditional sale or other security agreement or security interest in favor of such secured party. The existence of a clause substantially similar to the foregoing in such lease, conditional sale or other security agreement whereby the lessor or secured party, as the case may be, is substituted for Lessor, shall suffice as the required written agreement.

               (i) Notwithstanding any transfers of possession of Engines permitted pursuant to this Section 8.10, Lessee shall at all times during the Term of this Lease remain fully liable and obligated to perform all of the terms of this Lease to the same extent as if such transfer had not occurred.

          8.11 Reports. Lessee shall furnish to Lessor, on an annual basis, the
               -------
the Hours/Cycles operated for Airframe. Such reports shall be furnished no later than 120 days following the end of each calendar year.

                                      8-8

          8.12 Right to Inspect.
               ----------------

               (a) Lessor and its agents shall have the right to inspect the Aircraft at any reasonable time, upon giving Lessee reasonable notice, to ascertain the condition of the Aircraft and to satisfy Lessor that the Aircraft is being repaired and maintained in accordance with the requirements of this Lease. Lessee shall, at the request of Lessor, provide Lessor with such information concerning the location of the Aircraft as may be necessary to facilitate such inspection and shall permit Lessor or its duly authorized representative to be present during any overhaul or the performance of any major scheduled maintenance check of the Aircraft; provided that Lessor inspections conducted pursuant to this Section 8.12 shall not unreasonably interfere with, or delay Lessee's operation and use of the Aircraft, any Engine or Part. The cost of the inspection or survey shall be paid by Lessee if the Aircraft, or any part thereof, is not in the condition required by this Lease but shall otherwise be paid by Lessor. All repairs which shall be shown by the inspection or survey to be required shall be made at Lessee's expense in accordance with the Maintenance Program. All required repairs shall be performed as soon as practicable thereafter. In the event of a dispute between Lessor and Lessee as to the proper performance by Lessee of the repairs required hereunder, the decision of the manufacturer of the Airframe, Engine or Part, as the case may be, shall control subject always to Lessee's need to comply with Applicable Laws, including any rules, orders or directions of FAA or its duly authorized inspectors. The non-prevailing party shall be responsible for payment of all expenses of such manufacturer incurred in connection with the rendering of its decision. Lessor shall have no duty to make any such inspection and shall not incur any liability or obligation by reason of not making such inspection.

               (b) Lessee shall make available to Lessor for its review (i) such records as Lessee may have in its possession which Lessor may request pursuant to Lessor's inspection rights set forth in subsection (a), above; (ii) such other written communications with the FAA or any manufacturer as it may have in its possession relating to defects or malfunctions of the Aircraft or Parts or other matters; and (iii) Lessee's most recent FAA-approved operations specifications, including any amendments or additions made thereto. All such records shall be made available for inspection at Lessee's principal maintenance facility and shall be deemed confidential. Lessor agrees to protect the confidentiality of such records and to not disclose the same to any person, except as otherwise required by law, without first obtaining Lessee's written approval.

          8.13  Repairs. Any repair to the Aircraft accomplished during the Term
                -------
shall be accomplished where applicable pursuant to the appropriate manufacturer's repair manual instructions or the Maintenance Program. Lessee shall have all repairs accomplished on the Aircraft at Lessee's maintenance facilities or by an FAA Repair Station, and such repairs shall be accomplished with no less skill and care than repairs

                                      8-9
made on Lessee's other owned or operated Boeing 727-200 series aircraft. Such repairs shall be made in a workmanlike manner so as to keep the Aircraft at all times in the condition required by the Maintenance Program.

          8.14 Aircraft Records. Lessee shall maintain all records (including
               ----------------
all Manuals and Technical Records) during the Term relating to the service, inspection, maintenance, modification, repair and overhaul of the Airframe, Engines and Parts installed therein which records will at all times be kept current and up-to-date in order to facilitate Lessor's ability to periodically inspect the Aircraft, monitor the maintenance of the Aircraft during the Term and to facilitate the sale or release of the Aircraft to a third party at the end of the Term.

          8.15 Lessor's Disclaimer. Notwithstanding the rights of Lessor to
               -------------------
inspect the Aircraft and receive reports on its condition and maintenance contained in this Section 8 and elsewhere in this Lease, Lessor shall have no obligation to any Person to ensure that Lessee maintains the Aircraft in an airworthy condition or otherwise in accordance with the terms of this Lease.

                                     8-10

  SECTION 9. RETURN OF AIRCRAFT
             ------------------

           9.1   Return Location. At the end of the Term or upon termination of
                 ---------------
this Lease pursuant to Section 14 hereof, Lessee shall return the Airframe and Engines to Lessor at Lessee's principal maintenance facility at the Indianapolis International Airport, Indianapolis, Indiana, or at such other location within the continental United States as shall be agreed to by the parties (the "Return Location"). The Aircraft at the time of its return shall be free and clear of all Liens other than Lessor's Liens. At the time of return of the Aircraft to Lessor, and provided Lessee is in compliance with the terms of this Lease, Lessor and Lessee shall execute a Technical Acceptance Certificate (Return) substantially in the form of Exhibit E. The payment of all costs, fees and taxes related to the positioning of the Aircraft at the Return Location shall be for the account of Lessee.

           9.2   Return of Other Engines. In the event any engine not owned by
                 -----------------------
Lessor shall be returned with the Airframe, it shall be a Replacement Engine, and Lessee will, at its own expense and concurrently with such return, furnish Lessor with a full warranty bill of sale, in form and substance satisfactory to Lessor, with respect to each such Replacement Engine and shall provide such other documents and instruments, opinions of counsel, and shall take such other actions as Lessor may reasonably request in order that title to such Replacement Engine shall be duly and properly vest in Lessor. Upon passage of title to Lessor such Replacement Engine shall be deemed to be an Engine for all purposes hereof and thereupon Lessor will transfer to Lessee, without recourse or warranty except a warranty of tide excluding Lessor's Liens, all of Lessor's right, title and interest in and to an Engine not installed on such Airframe at the time of the return thereof.

           9.3   Condition of Aircraft. The Aircraft at the time of the return
                 ---------------------
to Lessor shall have been maintained and repaired in accordance with the Maintenance Program and this Lease, and shall meet the following requirements:

                 (a)   Operating Condition. The Aircraft shall be in at least as
                       -------------------
good operating condition as on the Delivery Date, ordinary wear and tear from normal airline passenger operations excepted.

                 (b)   Cleanliness Standards. The Aircraft shall be clean by
                       ---------------------
United States commercial airline standards.

                 (c)   Certificate of Airworthiness. The Aircraft shall have,
                       ----------------------------
and be in compliance with a current valid Standard Certificate of Airworthiness issued by the FAA without any corrections, repairs, modifications, alterations or overhauls having to be
                                      9-1
performed by Lessor to meet such standards and rules, and shall comply with the then current provisions of Part 121 of the Federal Aviation Regulations.

                 (d)   Compliance with Governmental Requirements. The Aircraft
                       -----------------------------------------
shall be in compliance with all Airworthiness Directives affecting the Aircraft and requiring performance during the Term. In the event Lessee has obtained a waiver or deviation from the FAA suspending the need of having to comply with any such Airworthiness Directives, which waiver or deviation is unique to the Aircraft or Lessee's operation and use thereof and not of general, industry-wide application, Lessee shall, irrespective of such waiver or deviation, fully comply with all such Airworthiness Directive prior to the return of the Aircraft to Lessor as if such waiver or deviation did not exist; provided, however, that Lessee's obligations under this Section 9.3(d) shall be limited to the extent that the aforesaid compliance cannot be accomplished because the materials necessary to comply with or complete such Airworthiness Directive do not exist in the marketplace or there is no accepted, industry-wide method for compliance with such Airworthiness Directive and such conditions continue for a period of six (6) months following the end of the Term. For the avoidance of doubt, should required materials or a method of compliance become available prior to the end of such six-month period, Lessee at its own expense shall either bring the Aircraft into compliance with the Airworthiness Directive or pay Lessor the cost thereof.

                 (e)   Deferred Maintenance. The Aircraft shall have had
                       --------------------
accomplished thereon all outstanding deferred maintenance items and any discrepancies indicated by the operational check flight conducted pursuant to
Section 9.12. Items deferred because of maintenance concessions (i.e., an exemption to operate beyond the normal limits by monitoring) shall be brought up-to-date as if such maintenance concessions or exemptions did not exist.

                 (f)   Corrosion Treatment. The Aircraft shall have been
                       -------------------
maintained by cleaning and treating of all mild corrosion and correcting of all moderate and severe or exfoliated corrosion in accordance with the Lessee's Maintenance Program.

                 (g)   Configuration and Condition. The Aircraft shall be
                       ---------------------------
returned having the same configuration and in the same or better condition with all Parts installed therein as on the Delivery Date, excepting only modifications, additions, replacements and substitution of Parts as may have been properly made by Lessee pursuant to Section 8 and as specifically otherwise set forth in this Section 9. At Lessor's request, and to the extent available, Lessee shall provide Lessor with the last six reliability reports for its fleet of Boeing 727-200 Aircraft as provided to the FAA.

                                      9-2

           9.4   Specific Items. With respect to the Aircraft, the following
                 --------------
items of this Section 9.4 shall be in the following general condition or, to the extent addressed in the Maintenance Program or maintenance procedures, in the condition required by such manual or procedures.

The Aircraft shall:

   (i) have installed the full complement of Engines and other equipment, Parts and accessories as would remain installed on such aircraft if the Aircraft were to remain in Lessee's service other than removal of components pursuant to Section 8.5(d), and shall be in a condition suitable for operation in commercial service;

  (ii)     comply with the Maintenance Program;

 (iii) be in compliance with all outstanding Airworthiness Directives affecting the Aircraft issued by the FAA or other regulatory authority having jurisdiction over the Aircraft;

  (iv)     be free of fuel leaks;

   (v) have been inspected and treated with respect to corrosion, in accordance with the Maintenance Program, and shall be substantially free from corrosion or shall be adequately treated and an approved corrosion prevention program shall be in operation; and

  (vi)     be free from all fuel tank contamination and corrosion.


           9.5   Condition of Airframe. The Airframe at the time of its return
                 ---------------------
to Lessor shall meet the requirements set forth below, all at Lessee's expense, except as otherwise provided herein:

                 (a) At the end of the Term, Lessee shall have performed immediately prior to redelivery to Lessor a "C" check, including all phases and multiples in accordance with the Maintenance Program, and will have corrected any deficiencies revealed during such check and all "Deferred Maintenance" items pursuant to Section 9.3(e);

                 (b) The cockpit shall be cleaned. Placards shall be replaced if required by the Maintenance Program. Lessee shall insure that any items which are


                                      9-3
reasonably found to be defective in the Aircraft's interior will be replaced or repaired in accordance with the Maintenance Program;

                 (c) To the extent required by the Maintenance Program, Lessee will permanently repair the fuselage, including but not limited to (i) dents, abrasions, and scab patches; and (ii) loose or pulled rivets, impact damage to the Aircraft caused by ground handling equipment or impact damage caused by foreign objects during the Term.

                 (d) Except as otherwise provided in this Section 9, all Parts shall be serviceable in accordance with FAA standards.

                 (e) At the time of return, the time remaining to the next Major Structural Inspection ("MSS") under the Maintenance Program, expressed as a percentage of the allowable interval between such inspections, will not be less than the time remaining as of the Delivery Date as recorded in the Technical Acceptance Certificate (delivery) (exhibit D), provided, however, that the Airframe shall have at least one hundred (100) Hours remaining to the next MSI. Subject to the minimum Hour limitation set forth in the immediately preceding sentence, Lessor will accept the Airframe with less than the indicated percentage of allowable interval between the MSIs subject to the Return Condition Adjustment provided for in Section 9.8.

                 (f) The landing gear and other time-controlled components shall be returned with the same times remaining until the next inspection or removal as when delivered to Lessee, provided, however, that such equipment shall have at least one hundred (100) Hours or Cycles (whichever is the applicable and the most limiting standard) remaining until the next inspection or removal. Subject to the Minimum Hour/Cycle limitation set forth in the immediately preceding sentence, any deviation from the foregoing requirement will be accepted by Lessor subject to the Return Condition Adjustment provided for in Section 9.8. With respect to the landing gear only, the time remaining as of the Delivery Date is recorded in the Technical Acceptance Certificate (Delivery). With respect to the other time or calendar-controlled components (other than Engines, landing gear and the APU) the total times, and actual times remaining until the next limiting inspection/overhaul as of the Delivery Date shall be those recorded in Items B-12 and/or B-14 of the Manuals and Technical Records listed in Exhibit C.

           9.6   APU and Engines. Each Engine and Auxiliary Power Unit ("APU")
                 ---------------
shall be maintained in an "On Condition" program. On return of the Aircraft, the APU shall be in operating condition within manufacturer's limits. Each Engine shall be in the same aggregate Cycle/Hour configuration and exhaust gas temperature ("EGT") margins on the return thereof as when accepted by Lessee on the date of its delivery to Lessee. In order to determine the aggregate Cycle/Hour configuration and EGT margin of each Engine as of such date, with respect to the two (2) Engines having manufacturer's serial numbers 688224 and 688226, the parties shall use the data contained in paragraphs 5 and 6 of
Schedule 1 to the Technical Acceptance Certificate (Delivery) dated the date hereof; with respect to the one (1) Engine having manufacturer's serial

                                      9-4
number 688127 (which was previously delivered to, and accepted by Lessee under the Pooling Agreement between Lessee and Alaska), the parties shall utilize the data recorded in note 1 of Schedule 1 to the aforesaid Technical Acceptance Certificate (Delivery); and in the case of all Engines, the data referred to in Section D (Engine Records) of the Exhibit C hereto. In all events, each Engine shall have at least five hundred (500) Hours and two hundred fifty (250) Cycles remaining to its next scheduled shop visit. Subject to such minimum limitation on Hours/Cycles as of the return date, any deviation from the aggregate Hour/Cycle configuration for any Engine will be accepted by Lessor subject to the return condition adjustment provided for in Section 9.8.


           9.7   Maintenance Program Conversion.
                 -------------------------------

                 (a) As of the Delivery Date, the Aircraft is being maintained under the Alaska maintenance program. In order to convert Hour/Cycle or calendar time requirements applicable to the Airframe, landing gears and other time-controlled components (exclusive of Engines) under Alaska's maintenance program as in effect on the Delivery Date to Lessee's Maintenance Program which shall be applicable as of the return of the Aircraft, the parties agree to utilize the percentage ratios prescribed by the FAA's Advisory Circular No. 121. lA, dated June 26, 1973 (as illustrated by Method A set forth in Appendix 1 thereto, entitled "Procedures for Converting Calendar Overhaul (Months) To Hours Since Overhaul For Prorations Purposes") as amended or updated as the date the Aircraft is returned to Lessor. For the purposes of this Section 9.7, the normalized block "D" check interval under the Lessee's Maintenance Program shall be 24,000 Hours.

                 (b) With respect to "hard time" components other than Engines, landing gears and the APU, to the extent Lessee's Maintenance Program differs from the Alaska maintenance program in terms of allowable times/intervals to the next limiting inspection/overhaul, the return condition requirements hereunder shall be the more restrictive of (i) the adjusted, prorata percentage difference, if any, between the allowable time/intervals under the Alaska maintenance program and Lessee's Maintenance Program and (ii) the actual times remaining until the next limiting inspection/overhaul under the Alaska maintenance program as such program was in effect on the Delivery Date. The foregoing shall not apply to components which are maintained in an "on condition basis under the Lessee's Maintenance Program. Such components shall be returned to Lessor in an airworthy condition.


                                      9-5

           9.8   Return Condition Adjustment.
                 ----------------------------

                 (a) Any provisions of this Section 9 to the contrary notwithstanding, in the event there are any differences between the return conditions of the Aircraft, including any Engine (subject to the minimum Hour/Cycle limitations set forth in paragraphs (e) and (f) of Section 9.5 and
Section 9.6), the landing gears, and other time-controlled components installed thereon or associated therewith, required by this Section 9 of the Lease and the actual condition of the Aircraft on the return, such differences (including both those in favor of Lessee and Lessor) shall be subject to financial adjustment (the "Return Condition Adjustment") as provided by this Section 9.8. The monetary value of any differences measured by Hours, Cycles, or calendar times to, or since the prescribed overhauls and/or inspections mandated by the Maintenance Program, or any applicable Federal Aviation Regulations, and any Airworthiness Directives or other, emergency orders of the FAA, shall be determined as of the date the Aircraft is returned to Lessor by taking the average of the price quotations of three independent, FAA Repair Stations located in the continental United States, for the conduct of the overhauls and/or inspection services required to bring the Aircraft, Engines, landing gears and other time-controlled components into compliance with the return conditions required by this Section 9. For the purpose of obtaining such price quotations, Lessee shall select the repair stations or overhaul agencies subject to the approval of Lessor which approval shall not be unreasonably withheld. At least five (5) Business Days prior to the return of the Aircraft, Lessee shall furnish Lessor with a preliminary estimate of the Return Condition Adjustment applicable to the Aircraft, if any. All amounts owed hereunder by either Lessee or Lessor shall be settled on a net basis on the return of the Aircraft.

                 (b)   The provisions of Section 6.2 and paragraph (a) of this
Section 9.8 to the contrary notwithstanding, beginning on the one hundred eightieth (180th) day, but no later than the one hundred twentieth (120th) day, prior to the end of the Term, Lessee shall provide Lessor a written report setting forth an estimate, based on contemporaneous and projected utilization rates for the Airframe and each Engine, of the differences, if any, between the return conditions of the Airframe and Engines, the landing gear and other time-controlled components installed thereon or associated therewith as when accepted by Lessee on the Delivery Date and as of the then-expected date of return at the end of the Term. Should such estimate indicate that Lessor will be required to make a Return Condition Adjustment in favor of Lessee as provided by paragraph
(a) of this Section 9.8, Lessee's obligation to make further payments of Basic Rent shall be abated by the estimated amount of such Return Condition Adjustment up to a maximum of two hundred thousand dollars ($200,000); provided, however, that any amounts then due to Lessor as Supplemental Rent shall have been fully paid by Lessee, and provided, further, that any abatement of Basic Rent pursuant to this paragraph (b) of


                                      9-6

Section 9.8 shall be subject to a final accounting and adjustment based on the actual condition of the Aircraft on its return to Lessor at the end of the Term. Any abatement of Basic Rent pursuant to this paragraph (b) of Section 9.8 shall satisfy in full Lessor's obligation to make a Return Condition Adjustment in favor of Lessee under this Lease.

           9.9   Engine Inspections. A borescope inspection shall be performed
                 ------------------
under the surveillance of Lessor at Lessee's expense at the time of the Aircraft's return, and Lessee shall provide evidence satisfactory to Lessor that no discrepancies exist beyond the applicable Pratt & Whitney shop repair limits including no abnormal repetitive inspection limits.

           9.10  Inspection.
                 -----------

                 (a) Lessor may, from time to time, wish to make the Aircraft available for inspection to designated representatives or technical teams evaluating the Aircraft for use after the Term. Lessor agrees to give Lessee not less than five (5) Business Days' advance notice of such inspection and Lessee agrees to cooperate with Lessor's requests in making the Aircraft and the Manuals and Technical Records available to such authorized technical teams and Lessor agrees that such requests will be reasonable and will be coordinated with Lessee so as to minimize disturbance to its personnel. No such inspection shall interfere with or delay Lessee's normal operations or the operations and use of the Aircraft.

                 (b) The Aircraft and the Manuals and Technical Records to be returned therewith shall be made available to Lessor for ground inspection by Lessor while the "C" check or its equivalent required by Section 9.5(a) is being performed. During the "C" check required by Section 9.5(a), while Lessee has removed the Aircraft from scheduled service and opened the areas of the Aircraft as required by the applicable routine cards, Lessee shall allow Lessor to accomplish its inspection in order to determine that the Aircraft (including the Manuals and Technical Records) is in the condition required by the provisions of this Section 9. Lessee at its sole cost and expense shall promptly correct any discrepancies from the condition required by the provisions of this Section 9.

           9.11  Operational Ground Check. Promptly after completion of any
                 ------------------------
corrections required under Section 9.10, Lessee shall conduct an operational ground check in accordance with the requirements of the Maintenance Program and shall correct any discrepancies disclosed by such check.

           9.12  Operational Check Flight. Promptly after completion of all
                 ------------------------
corrections required under Sections 9.10 and 9.11 above, the Aircraft shall be check

                                      9-7
flown by Lessee at Lessee's expense, using qualified flight personnel for the purpose of demonstrating to Lessor the satisfactory operation of the Aircraft and its equipment and systems for normal passenger use. Such check flight shall not exceed two (2) hours' duration and shall be conducted in accordance with the specifications set forth in Exhibit E. Up to two (2) duly qualified Lessor employees or representatives may participate in such flight as observers. Lessee's flight crew shall be in command of the Aircraft. Upon completion of such operational check flight, the representatives of Lessee and Lessor participating in such flight shall agree in writing upon any discrepancies in such Aircraft required to be corrected by Lessee in order to comply with provisions of this Section 9 and Lessee shall promptly correct or cause to be corrected at Lessee's expense any such discrepancies. If any of the discrepancies referred to in Sections 9.11 and 9.12 or 9.13 continue to persist, Lessor may (but shall not be obligated to) accept delivery of the Aircraft and apply the procedure set forth in Section 9.14 for such discrepancies.

           9.13  Acceptance. Unless otherwise mutually agreed, the operational
                 ----------
check flight shall take place at the Return Location. Upon completion of the operational check flight or after Lessee has corrected the discrepancies as required to comply with this Section, the Aircraft shall be technically accepted by Lessor's representatives at the Return Location.

           9.14  Deferred Return Condition Discrepancy Correction. If,
                 -------------------------------------------------
notwithstanding Lessee's best efforts to fully comply with the provisions of
Section 9 hereof, any return condition discrepancies are found during the ground inspection, operational ground check and operational check flight set forth in Sections 9.10, 9.11 and 9.12 above, which were not corrected by Lessee prior to return of the Aircraft to Lessor, such discrepancies may be corrected by Lessor or its designee after return of the Aircraft and Lessee shall reimburse Lessor for all reasonable costs and expenses incurred by Lessor or its designee for accomplishing such discrepancy corrections. Lessee shall, within 30 days of the receipt of Lessor's invoice, pay Lessor for all such costs and expenses. Any late payments shall be subject to interest at the Overdue Rate. Notwithstanding the other provisions of this Section 9.14 to the contrary, Lessee shall fully perform the "C" check required pursuant to Section 9.5(a) hereof prior to the return of the Aircraft to Lessor.

           9.15  Flight Cost. All flights pursuant to Section 9.12 shall be made
                 -----------
at Lessee's expense and Lessee shall pay for any and all costs associated with such flights including, but not limited to, costs for crew, fuel, oil, airport fees, insurance, takeoff/landing fees, airway communication fees, and ground handling fees, if any. With respect to any flight made pursuant to Section 9.12, Lessee's obligations will be (i) to maintain the insurance required under this Lease with respect to the Aircraft, proceeds of which shall be payable as provided herein, and (ii) to indemnify Lessor pursuant to


                                      9-8

Section 15 hereof. All other obligations and risks with respect to the Aircraft under this Lease or otherwise shall be Lessor's from and after technical acceptance by Lessor under Section 9.13, except as otherwise expressly provided herein.

           9.16  Manuals and Technical Records. Lessee shall return to Lessor,
                 -----------------------------
at the time the Aircraft is returned to Lessor, all of the Manuals and Technical Records and other data described in Exhibit C hereto, originally received from Lessor, and subject to FAA retention time limits, updated and maintained by Lessee through the date of return of the Aircraft. In addition, Lessee shall also provide Lessor, at the time the Aircraft is returned to Lessor, all records, documents, manuals, authorizations, drawings and data in English (or with English translations thereof) which were developed or caused to be developed by Lessee and required by the FAA, updated and maintained by Lessee for the Aircraft and through the date of return of the Aircraft in an accurate and correct condition. (All documentation, of any type, referred to in the preceding two sentences or otherwise listed in Exhibit C hereto, is herein individually and collectively referred to as the "Aircraft Documentation".) At the time of return of the Aircraft Documentation for the Aircraft to Lessor and provided the Aircraft Documentation is in the condition it is required to be in, Lessee and Lessor shall execute an aircraft documentation return receipt.

           9.17  [Intentionally Left Blank)

           9.18  Lessee's Special Exterior Markings. At the time of the return
                 ----------------------------------
of the Aircraft, Lessee shall remove or paint over, at Lessor's election, all of Lessee's logos and other exterior markings painted on the Aircraft so that such logos and markings shall match the color of the adjacent areas and such work shall be accomplished in a workmanlike manner. In the event that, notwithstanding Lessee's obligation to do so, Lessee does not remove such markings, Lessor shall have no obligation to remove such markings prior to the sale, lease, or other disposition of the Aircraft by Lessor after its return; however, if Lessor elects to remove such markings, Lessee shall within 30 days of the receipt of Lessor's invoice pay Lessor's reasonable costs and expenses for such removal. Any late payments shall be subject to interest at the Overdue Rate.

           9.19  Ownership. Subject to the provisions of Section 8.5(d), any
                 ---------
documents, equipment and any other items returned to Lessor pursuant to this
Section 9 which are not already owned by Lessor shall thereupon and without further act become the property of Lessor.

           9.20  Parking of Aircraft Upon Return. Upon the written request of
                 -------------------------------
Lessor given at least 15 Business Days prior to the end of the Term, Lessee, at Lessor's expense and subject to the availability of manpower and facilities, shall provide parking


                                      9-9
facilities for the Aircraft at the return location for a period not to exceed 90 days (the "Parking Period"). During the Parking Period, Lessee shall carry insurance on the Aircraft as though the Aircraft were to remain in Lessee's fleet in a non-flight status and Lessor agrees to reimburse Lessee for the additional premium, if any, for such insurance coverage. At Lessor's request and expense, Lessee shall ferry the Aircraft to a location within the continental United States designated by the Lessor and in connection therewith obtain such permits and insurances as may be required.





                                     9-10

   SECTION 10. TITLE; REGISTRATION; LIENS.
               ---------------------------

     10.1 Title. Lessee acknowledges that full legal title to the Aircraft shall
          -----
remain vested in Lessor, notwithstanding the possession and use thereof by Lessee, and Lessee shall do all acts and things Lessor may reasonably require to evidence the interest of Lessor in the Aircraft or to protect such interest against the claims of any other person. Lessee shall not attempt to hold itself out as having any power to sell or dispose of the Aircraft or any Engine.

     10.2 Registration. Lessee acknowledges that, throughout the Term, the
          ------------
Aircraft shall be registered in the name of Lessor and Lessee shall not do, and shall further use its best endeavors to ensure that no third party does, any act or things which might prejudice or cancel such registration.

     10.3 Liens. Lessee shall not directly or indirectly create, incur, assume
          -----
or suffer to exist any Lien on or with respect to the Airframe or any Engine other than Permitted Liens. Lessee shall promptly, at its own expense, take such action as may be necessary to duly discharge any Lien other than a Permitted Lien if the same shall arise at any time, which obligations of the Lessee shall survive the termination of this Agreement.

     10.4 Notice of Ownership. As soon as practicable after the Delivery Date
          -------------------
but in any event within ten Business Days after the Delivery Date, Lessee shall affix in a reasonably prominent position on the flight deck or cockpit, and on each of the Engines, a reasonably legible notice reading as follows:

     "Investors Asset Holding Corp., as Trustee,
     Owner and Lessor

     Leased to AMERICAN TRANS AIR, INC.,
     Lessee"

   Once affixed as aforesaid, such notice shall not be defaced, covered or removed during the Term, unless Lessor instructs Lessee to change such notice. Lessee will not allow the name of any person other than Lessor to be placed on the Airframe or any Engine as a designation that might be interpreted as a claim of ownership or any interest therein, provided, however, that Lessee may operate the Aircraft in its livery, including its name and logo.

                                     10-1

   SECTION 11.  INSURANCE.
                ----------

   On or before the Delivery Date and throughout the Term, Lessee shall without cost or expense to Lessor obtain, maintain and keep in full force and effect the following insurances with respect to the Aircraft, carried with insurers of recognized and good reputations in the aviation industry.

     11.1 All-Risk Insurance. "All-risk" hull, ground and flight insurance on
          ------------------
the Aircraft (with flight, taxiing and ingestion coverage) in an amount not less than the Stipulated Loss Value. In addition, Lessor may request such greater amounts of coverage as Lessor may determine necessary or desirable from time to time (and for which Lessor shall reimburse Lessee for its cost of increased premium, if any, for such greater amounts of insurance), provided that such insurance is obtainable without limiting the insurance which Lessee carries to cover its interest in the Aircraft. The insurances required hereby shall also cover Engines or engines and Parts temporarily removed from the Airframe pending installation of the same or similar Engines, engines or Parts on the Airframe in an aggregate amount not less than their replacement cost.

     11.2 War Risk Insurance. War risk and allied perils insurance on the
          ------------------
Aircraft in an amount not less than the Stipulated Loss Value covering the perils of:

          (a) war, invasion, acts of foreign enemies, hostilities (whether war be declared or not), civil war, rebellion, revolution, insurrection, martial law, military or usurped power, or attempts at usurpation of power;

          (b)  strikes, riots, civil commotions or labor disturbances;

          (c) any act of one or more persons, whether or not agents of a sovereign power, for political or terrorist purposes and whether the loss or damage therefrom is accidental or intentional;

          (d)  any malicious act or act of sabotage;

          (e) confiscation, nationalization, seizure, restraint, detention, appropriation, requisition of title or use by or under the order of any government (whether civil, military or de facto) or public or local authority other than the government or any public or local authority of the country of registration; and

          (f) hijacking or any unlawful seizure or wrongful seizure or wrongful exercise of control of the Aircraft or crew in flight (including any attempt at

                                     11-1
such seizure or control) made by any person or persons on board the Aircraft acting without the consent of Lessee.

     11.3 Deductibles. For the insurances required by Sections 11.1 and 11.2
          -----------
hereof, Lessee may self-insure for events that are not a Total Loss in amounts not more than $500,000 or such other amount that becomes the industry standard, as set by the insurers, for insurance usually carried by corporations engaged in the same or similar business, similarly situated with Lessee and owning and operating similar aircraft or engines, and covering risks of the kind customarily insured against by such corporations.

     11.4 Liability Insurance. Public liability insurance for a combined
          -------------------
single limit of not less than $400,000,000 per occurrence or such greater amounts as Lessee may carry from time to time on other Boeing 727-200 aircraft in its fleet, which shall:

          (a) include public liability insurance, passenger liability insurance and property damage liability insurance; and

          (b) provide that all the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each such insured.

   In the event that Lessee increases its public liability insurance coverage, it shall do so with respect to the Aircraft contemporaneously with increasing its insurance coverage on other aircraft which it owns or operates.

     11.5 Additional Requirements; Loss Payment. The insurance required under
          -------------------------------------
this Section 11 shall be provided on an agreed value basis, and the policies shall:

          (a) name Lessor and Beneficiary as additional insureds and as loss payees for the account of all interests for up to the Stipulated Loss Value for a Total Loss of the Aircraft and, provided that no Event of Default has occurred and is continuing, name Lessee as loss payee for any additional insurance carried by Lessee above the Stipulated Loss Value;

          (b) provide that the insurance shall not be invalidated by any action or inaction by Lessee and insure the interest of Lessor regardless of any breach or violation by Lessee or any other named insured of any warranty, declaration or condition contained in such policies;

          (c) provide that the insurers shall waive any right of subrogation to any right of Lessor or against Lessor:

                                     11-2

          (d) provide that in the event of separate insurance being arranged to cover the all-risk hull insurance and the war risk and allied perils insurance, the underwriters subscribing to such insurance agree to a 50/50 claim funding arrangement in the event of any dispute as to which insurance is applicable;

          (e) be primary and without right of contribution from other insurance which may be available to Lessor;

          (f) extend to, and the underwriters thereof have agreed to insure, the indemnification provided in Section 15.1 hereof to the extent that such insurance is available and carried by Lessee and subject to the exclusions and limitations of Lessee's policies;

          (g) be of the type usually carried by corporations engaged in the same or a similar business, similarly situated with Lessee and owning and operating similar aircraft and engines in commercial air transportation operations, and covering risks of the kind customarily insured against by such corporations;

          (h) provide that Lessor shall have not liability for premiums, commissions, calls or assessments with respect to such policies; and

          (i) provide in the case of the insurance required by Sections 11.1 and 11.2 hereof that so long as the insurers shall not have received written notice that a Default or an Event of Default has occurred and is continuing, any proceeds of less than $1,000,000 shall be payable to Lessee, and any proceeds in excess of $1,000,000, and any and all proceeds in respect of a Total Loss, or if the insurers shall have received written notice that a Default or an Event of Default has occurred and is continuing, any single loss regardless of the amount, shall be payable to Lessor.

     11.6 No Set-off. Each insurance policy to be maintained under this Section
          ----------
11 shall contain a waiver of any right of the insurers to any set-off or counterclaim or any other deduction against Lessee or Lessor.

     11.7 Notice of Material Alteration or Cancellation. Each insurance policy
          ---------------------------------------------
to be maintained under this Section 11 shall provide that no cancellation or lapse of coverage for nonpayment of premium or otherwise, and no substantial change of coverage which adversely affects Lessor shall be effective as to Lessor until not less than 30 days (seven (7) days in the case of war risk policies, subject to exceptions uniformly applied in war risk policies then available in commercially reasonable time) after sending written notice to Lessor from the insurers of such cancellation, lapse or change.

                                     11-3

     11.8  Application of Hull Insurance Proceeds. As between Lessor and
           --------------------------------------
Lessee, any payments received under policies of insurance required to be maintained by Lessee pursuant to Sections 11.1 or 11.2, shall be applied as follows:

           (a) if such payments are received by Lessor with respect to loss or damage (including a Total Loss with respect to an Engine) not constituting a Total Loss with respect to the Airframe such payments shall be paid over to Lessee upon Lessee's performance of its repair or replacement obligations under this Lease pursuant to Section 12.3 hereof; and

           (b) if such payments are received with respect to a Total Loss with respect to the Airframe, so much of such payments as shall not exceed the amount required to be paid by Lessee pursuant to Section 12.1 hereof shall be applied in reduction of Lessee's obligation to pay such amount if not already paid by Lessee, and to reimburse Lessee if it shall have paid all or part of such amount, and the balance, if any, of such payments shall be paid over to or retained by Lessee.

     11.9  Insurance for Own Account. Nothing in this Section 11 shall prohibit
           -------------------------
Lessor or Lessee from obtaining insurance for its own account and any proceeds payable thereunder shall be payable as provided in the insurance policy relating thereto, provided that no such insurance may be obtained which would limit or otherwise adversely affect the coverage or payment of any insurance required to be obtained or maintained pursuant to this Section 11.

     11.10 Reports. Lessee shall furnish to Lessor and Beneficiary not later
           -------
than the Delivery Date a report signed by a firm of independent insurance brokers satisfactory to Lessor stating the opinion of such firm that the insurances then carried and maintained on the Aircraft comply with the terms hereof. Lessee will during the Term furnish to Lessor evidence of renewal of the insurance policies required pursuant to this Section 11 prior to the cancellation, lapse or expiration of such insurance policies. Such evidence of renewal shall consist of a certificate signed by a firm of independent aircraft insurance brokers, certifying that the insurances required by this Section 11, and the additional requirements related thereto are in full force and effect. Lessee will cause such firm to advise Lessor in writing promptly of any default in the payment of any premium and of any other act or omission on the part of Lessee in which they have knowledge and which would in such firm's opinion invalidate or render unenforceable, in whole or in any material part, any insurance on the Aircraft. Lessee will also cause such firm to advise Lessor in writing at least 30 days (seven (7) days in the case of war risk policies) prior to the termination or cancellation of, or material adverse change in such insurance carried and maintained on the Aircraft pursuant to this Section 11.

                                     11-4

     11.11  Changes in Industry Practice. If there shall be fundamental change
            ----------------------------
in generally accepted industry-wide practice with respect to the insurance of aircraft (whether relating to all or any of the types of insurance required to be effected pursuant to the terms of this Section ii) and as a consequence thereof Lessor shall be of the reasonable opinion that the insurance required pursuant to the provisions of this Section 11 shall be insufficient to protect the interests of Lessor, the insurance requirements set forth in this Section 11 shall be varied as may be mutually agreed so as to include such additional or varied requirements to be effected pursuant to the terms of this Section II, and as so varied, shall provide the same protection to Lessor as it would have done had such change in generally accepted industry-wide practice not occurred. If any such change in generally accepted industry-wide practice would enable Lessee, but for the requirements in this Section 11, to reduce its expenditures in relation to all or any of the types of insurance required to be effected pursuant to the terms of this Section 11 without, in the reasonable opinion of Lessor, prejudicing the interest of Lessor, the insurance requirements in this
Section 11 shall be amended to take account of such change in generally accepted industry-wide practice to the extent required to enable Lessee to reduce such expenditures; provided, however, that in no event shall Lessee reduce any of the insurance required under this Section 11 without the written consent of the Lessor.

     11.12  Continuing Insurance. Subject to the provisions of this Section 11,
            --------------------
Lessee's insurance coverage shall cover all liabilities which arise during the Term, regardless of the date on which any claim is made with respect to such occurrence. Lessee shall in any event be responsible for any and all liabilities to which Lessor may be exposed as a result of Lessee's Lease, use, possession, or operation of the Aircraft.

                                     11-5

   SECTION 12. LOSS. DAMAGE OR REQUISITION.
               ----------------------------

     12.1 Total Loss of Airframe.
          -----------------------

          Upon the occurrence of a Total Loss with respect to the Airframe during the Term, Lessee shall give Lessor immediate written notice of such Total Loss. Lessee shall pay or cause to be paid to Lessor in immediately available funds within 30 days following the Total Loss, an amount equal to (A) the Basic Rent, if any, due and payable on or before such payment date, plus (B) all unpaid Supplemental Rent due on or before such payment date, (including the Stipulated Loss Value for the Aircraft) plus (C) an amount equal to the daily equivalent of Basic Rent for each day during the period commencing the day after the last Rent Payment Date up to the date the payment required hereby is actually made.

   In the event of a payment in full of the Stipulated Loss Value for the Aircraft and other Rent payable as provided above, (x) this Lease and the obligations of Lessee to pay Basic Rent and Supplemental Rent (except for Supplemental Rent obligations surviving pursuant to Sections 15 and 16 hereof or which have otherwise accrued but not been paid as of the date of such payment) shall terminate; (y) any remaining insurance proceeds held by Lessor (other than proceeds of policies maintained by Lessor for its own account) shall be promptly paid over to Lessee; and (z) Lessor shall convey to Lessee all of Lessor's right, tide and interest, "as-is, where-is," without recourse or warranty, express or implied, except to warrant that it is free and clear of liens placed thereon by Lessor in and to the Airframe and Engines.

     12.2 Engine Loss. Upon the occurrence during the Term of a Total Loss with
          -----------
respect to an Engine whether or not installed on the Airframe and not involving a Total Loss with respect to the Airframe, Lessee shall give Lessor written notice thereof within ten (10) Business Days of such loss and shall within 90 days of the occurrence of such Total Loss and on at least five (5) days' prior written notice to Lessor substitute a Replacement Engine for such Engine; provided, however, under all circumstances a Replacement Engine shall be substituted on or before the expiration of the Term. In such event, immediately upon the effectiveness of such substitution on the date set forth in such notice and without further act,

          (1) tide to the Replacement Engine shall thereupon vest in Lessor (subject only to Permitted Liens),

          (2) tide to the replaced engine shall thereupon vest in Lessee in "as-is, where-is" condition, free and clear of all rights of Lessor and shall no longer be deemed an Engine hereunder, and

                                     12-1

          (3) such Replacement Engine shall become subject to this Lease and be deemed part of the Aircraft for all purposes hereof to the same extent as the Engine originally installed on or attached to the Airframe.

   Upon such substitution, Lessee shall execute and deliver to Lessor such bills of sale, opinions of counsel and other documents and instruments as Lessor shall reasonably request to evidence the interest of Lessor and conveyance to Lessor of good and marketable tide to such Replacement Engine. Upon such substitution,
(x) Lessor shall execute and deliver to Lessee such bills of sale and other documents and instruments, prepared at Lessee's expense as Lessee shall reasonably request to evidence such transfer and vesting of tide in and to the replaced Engine in Lessee, free and clear of all rights of Lessor and (y) Lessee shall receive all insurance proceeds and proceeds in respect of any Total Loss causing such replacement to the extent not previously applied to the purchase price of the Replacement Engine as provided in Section 12.3 hereof. No Total Loss with respect to an Engine under the circumstances contemplated by this
Section 12.2 shall result in any reduction of Lessee's obligations to pay Rent hereunder.

     12.3 Repairable Damage Use of Insurance Proceeds. In the event of
          -------------------------------------------
repairable damage to the Aircraft or any of the Engines, or any Engine loss (when no Total Loss of the Aircraft has occurred), Lessor shall forthwith pay any insurance proceeds received by it to Lessee upon Lessee's furnishing (i) evidence to Lessor that such damage has been made good or repaired such that the condition of the Aircraft shall be at least equivalent to its condition immediately prior to the event of damage or, (ii) in the case of an Engine loss, evidence that Lessee has purchased or otherwise acquired and installed a Replacement Engine.

     12.4 Payment from Governmental Authorities for Requisition of Tide or Use.
          --------------------------------------------------------------------
In the event of a requisition for use by any government, so long as it does not constitute a Total Loss of the Airframe, Lessee shall promptly notify Lessor of such requisition and all Lessee's obligations under this Lease shall continue to the same extent as if such requisition had not occurred except to the extent that any failure or delay in the performance or observance of each obligation by Lessee shall have been prevented or delayed by such requisition; provided, however, that Lessee's obligations for the payment of money and its obligations under Section 11 hereof shall in no way be affected, reduced or delayed by such requisition. Any payments received by Lessor or Lessee from such government with respect to such requisition shall be paid over to or retained by, Lessee. In the event of the requisition for use by a government of any Engine (but not the Airframe), Lessee will replace such Engine hereunder by complying with the terms of Section 12.2 hereof to the same extent as if a Total Loss had occurred with respect to such Engine. Any payments received by Lessor or Lessee from such government with respect to such requisition shall be paid over to, or retained by, Lessor until Lessee's

                                     12-2
replacement of such Engine pursuant to Section 12.2 hereof, at which point they shall be paid over to Lessee.

     12.5 Application of Payments During Existence of Event of Default. Any
          ------------------------------------------------------------
amount referred to in Sections 11 or 12 hereof which is payable to Lessee shall not be paid to Lessee, or, if it has been previously paid directly to Lessee, shall not be retained by Lessee, if at the time of such payment an Event of Default shall have occurred and be continuing, but shall be paid to and held by Lessor as security for the obligations of Lessee under this Lease.

     12.6 Prohibition of Use by the Government. The provisions of Section 6.2
          ------------------------------------
and this Section 12 to the contrary notwithstanding, upon the event of a Total Loss resulting from a Prohibition of Use, either party may, upon the giving of sixty (60) days' prior written notice to the other party (the "Early Termination Notice"), terminate this Lease and the Aircraft shall thereupon be returned to Lessor in accordance with the provisions of Section 9 hereof subject to the terms, conditions and limitations of the rule, regulation, order or other action of the FAA or other governmental body having jurisdiction, causing the Prohibition of Use, including without limiting the generality hereof, any suspension or cancellation by the FAA of the airworthiness certificate covering the Aircraft, and upon such return Lessee shall pay to Lessor a special termination payment equal to the balance of all Rent due under the Lease to the end of the Term.

                                     12-3

   SECTION 13. EVENT OF DEFAULT.
               -----------------

   Each of the following events shall be an Event of Default:

     13.1  Failure to Make Payments. If Lessee shall fail to make any payment of
           ------------------------
Rent when due which failure shall not have been cured within five (5) Business Days;

     13.2  Failure to Obtain or Maintain Insurance. If Lessee fails to obtain or
           ---------------------------------------
insurance pursuant to the provisions of Section 11 of this Lease or operates or locates or permits operation or location of the Airframe in violation of Section 8.2(a) hereof;

     13.3 Failure to Perform Other Obligations. If Lessee fails to duly observe
          ------------------------------------
or maintain any perform any of its other obligations or agreements under any Operative Document to which Lessee is a party and such failure shall not have been remedied within a period of 20 days after the earlier of delivery of written notice specifying the same from Lessor or the date upon which Lessee knew or should have known such event had occurred;

     13.4 Representations and Warranties Untrue. If any representation or
          -------------------------------------
warranty made by Lessee in any Lease Document or in any document or certificate furnished to Lessor in connection therewith shall prove to be untrue in any material respect;

     13.5 Insolvency or Bankruptcy.
          ------------------------

          (a) If Lessee shall consent to the appointment of or taking possession by a receiver, assignee, custodian, sequestrator, trustee or liquidator (or other similar official) of itself or of a substantial part of its property, or Lessee shall fail to pay its debts generally as they come due (unless such debts are the subject of a bona fide dispute), or shall make a general assignment for the benefit of its creditors, or Lessee shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under the Federal bankruptcy laws, as now or hereafter constituted or any other applicable Federal or state bankruptcy, insolvency or other similar laws or shall consent to the entry of an order for relief in an involuntary case under any such law or Lessee shall file an answer admitting the material allegations of a petition filed against Lessee in any such proceedings or otherwise seek relief under the provisions of any now existing or future Federal or state bankruptcy, insolvency or other similar laws providing for the reorganization or winding-up of corporations, or providing for an agreement, composition, extension or adjustment with its creditors.


                                     13-1

                     (b) If an order, judgment or decree shall be entered in any proceedings by any court of competent jurisdiction appointing, without the consent of Lessee, a receiver, trustee or liquidator of Lessee, or of any substantial part of its property, or any substantial part of the property of Lessee shall be sequestered, and any such order, judgment or decree or appointment or sequestration shall remain in force, unstayed or unvacated for a period of 60 days after the date of entry thereof;

                     (c) If a petition against Lessee in a proceeding or case under the bankruptcy laws or other insolvency laws (as now or hereafter in effect) shall be filed and shall not be withdrawn or dismissed within 60 days thereafter, or, in case the approval of such petition by a court of competent jurisdiction is required, the petition as filed or amended shall be approved by such a court as properly filed and such approval shall not be withdrawn or the proceeding dismissed within 60 days thereafter, or a decree or order for relief in respect of Lessee shall be entered by a court of competent jurisdiction in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar laws, as now or hereafter constituted and such decree or order shall remain unstayed in effect for a period of 60 days, or if, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to Lessee any court of competent jurisdiction shall assume jurisdiction, custody or control of Lessee or of any substantial part of its property and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of 60 days.

                13.6 Loss of License. If Lessee shall cease to be a
                     ---------------
Certificated Air Carrier.

                                     13-2

        SECTION 14. REMEDIES.
                    --------

        Upon the occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing, Lessor may, at its option, declare this Lease to be in default; and at any time thereafter, Lessor may do, and Lessee shall comply with, one or more of the following with respect to all or any part of the Airframe and the Engines, as Lessor in its sole discretion shall elect:

                     (a) Cause Lessee, upon the written demand of Lessor and at Lessee's expense, to, and Lessee shall, promptly return the Aircraft to Lessor in accordance with all of the provisions of Section 9 hereof as if such Airframe or such Engines were being returned at the end of the Term; or Lessor, at its option, may enter upon the premises where the Airframe or any or all Engines are located or believed to be located and take immediate possession of and remove such Airframe or Engines without the necessity for first instituting proceedings, or by summary proceedings or otherwise, and Lessee shall comply therewith, all without liability to Lessor for or by reason of such entry or taking possession, whether for the restoration or damage to property caused by such taking or otherwise;

                     (b) Sell or otherwise dispose of the Aircraft, at public or private sale and with or without notice to Lessee or advertisement, as Lessor may determine or hold, use, operate, lease to others all or any part of the Airframe or any Engine as Lessor, in its sole discretion, may determine, in any such case free and clear of any rights of Lessee and without any duty to account to Lessee with respect to such action or for any proceeds with respect thereto except to the extent required by paragraph (d) below in the event Lessor elects to exercise its rights under said paragraph in lieu of its rights under paragraph (c) below;

                     (c) Whether or not Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights under paragraph (a) or paragraph (b) of this Section 14, Lessor, by five (5) days written notice to Lessee specifying a payment date, may demand that Lessee pay to Lessor, and Lessee shall pay to Lessor, on the payment date specified in such notice, as liquidated damages for loss of bargain and not as a penalty (in lieu of the Basic Rent due for the period commencing after the date specified for payment in such notice), any unpaid Rent for the Aircraft (prorated in the case of Basic Rent on a daily basis) to and including the payment date specified in such notice, plus an amount, equal to the greater of (i) one hundred twenty five
        ----
percent (125%) of the aggregate Basic Rent the period commencing on the payment date specified by the aforesaid notice to the end of Term or (ii) six (6) months' Basic Rent ($381,000).

                                     14-1

                     (d) Rescind this Lease as to the Aircraft or exercise any other right or remedy which may be available under Applicable Law or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof. In addition, Lessee shall be liable for any and all Supplemental Rent due hereunder before or after any termination hereof, including all costs and expenses (including reasonable attorneys' fees and disbursements) incurred by reason of the occurrence of any Event of Default or the exercise of Lessor's remedies with respect thereto including all costs and expenses incurred in connection with the return of the Airframe or any Engine in accordance with the terms of Section 9 hereof or any appraisal of the Aircraft. No remedy referred to in this Section 14 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity; and the exercise or beginning of exercise by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any or all such other remedies. No express or implied waiver by Lessor of any Event of Default hereunder shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default.




                                     14-2

        SECTION 15. GENERAL INDEMNITIES.
                    -------------------

                15.1 General Indemnification and Waiver of Certain Claims.
                     ----------------------------------------------------

                     (a)     Claims Defined. For the purposes of this Lease,
                             --------------
"Claims" shall mean any and all liabilities (including strict or absolute costs, actions or suits and all legal proceedings whether civil or criminal, fines and other sanctions), which may be imposed on, incurred by, suffered by, or asserted against Lessor, and if Lessor is a trustee under any trust, a beneficiary, trustee, or lender or any officer, director, employee, shareholder, partner or affiliate of any of the foregoing (individually, an "Indemnified Person" for purposes of this Section 15.1) and, except as otherwise expressly provided in this Section 15.1, shall include all reasonable costs, disbursements and expenses (including legal fees and expenses) of an Indemnified Person in connection therewith or related thereto.

                     (b)     Claims Indemnified. Subject to the exclusions
                             ------------------
stated in subsection (c) below, Lessee agrees to indemnify, defend and hold harmless each Indemnified Person against Claims resulting from, arising out of, or related to:

                             (i)   the operation, possession, use, non-use,
maintenance, storage, overhaul, testing or disposition of the Aircraft, Airframe or any Engine, or any engine used in connection with the Airframe, or any part thereof by Lessee or any other Person whatsoever, whether or not such operation, possession, use, non-use, maintenance, storage, overhaul or testing is in compliance with the terms of the Lease, including, without limitation, Claims for death, personal injury or property damage or other loss or harm to any Person whatsoever, including, without limitation, any passengers, shippers or other persons wherever located, and Claims relating to any laws, rules or regulations, including, without limitation, environmental control, noise and pollution laws, rules or regulations;

                             (ii)  the manufacture, design, sale, purchase,
acceptance, rejection, delivery, condition, repair, modification, servicing, rebuilding, airworthiness, performance, nondelivery, sublease, merchantability, fitness for use, substitution or replacement of the Airframe, an Engine or part under the Lease, or other transfer of use or possession of the Aircraft, Airframe, Engine or Part, and registration of the Aircraft, Airframe or any Engine, including, without limitation, latent and other defects, whether or not discoverable, and patent, trademark or copyright infringement; and

                             (iii) any breach of or failure to perform or
observe, or any other non-compliance with, any covenant or agreement to be performed, or other obligation of Lessee under any Lease Document.

                                     15-1

                     (c)     Claims Excluded. The following are excluded from
                             ---------------
Lessee's agreement to indemnify under this Section 15.1:

                             (i)   Claims attributable to acts or events
occurring after the return of the Aircraft to Lessor whether at the expiration of the Basic Term or otherwise; and

                             (ii)  Claims which are Taxes for which Lessee is
required to indemnify Lessor under Section 16 hereof.

                             (iii) Claims caused by, or arising out of the gross
negligence or willful misconduct of any Indemnified Person.

                     (d)     Claims Procedure. An Indemnified Person shall
                             ----------------
promptly notify Lessee of any Claim as to which indemnification is sought. Lessee shall have the right to investigate and the right to defend, and with the prior written consent of such Indemnified Party, such consent not to be unreasonably withheld, compromise any Claim for which indemnification is sought under this Section 15.1, and the Indemnified Person shall cooperate with all reasonable requests of Lessee in connection therewith; provided that at such time no Event of Default shall have occurred and be continuing. In discharging its obligations under this Section 15.1 Lessee agrees to utilize counsel reasonably acceptable to such Indemnified Person. An Indemnified Person may participate at its own expense in any judicial proceeding controlled by Lessee pursuant to the preceding provisions, and such participation shall not constitute a waiver of the indemnification provided in this Section 15.1. Nothing contained in this Section 15.1(d) shall be deemed to require an Indemnified Person to contest any Claim or to assume responsibility for or control of any judicial proceeding with respect thereto.

                     (e)     Subrogation. To the extent that a Claim indemnified
                             -----------
by Lessee under this Section 15 is in fact paid in full by Lessee and/or an insurer under a policy of insurance maintained by Lessee pursuant to Section 11 of the Agreement, Lessee and/or such insurer as the case shall be subrogated to the rights and remedies of the Indemnified Person on whose behalf such Claim was paid with respect to the transaction or event giving rise to such Claim. Should an Indemnified Person receive any refund, in whole or in part, with respect to any Claim paid by Lessee hereunder, it shall promptly pay the amount refunded (but not an amount in excess of the amount Lessee has paid in respect of such Claim) over to Lessee.

                     (f)     Indemnification on After-Tax Basis. In the event
                             ----------------------------------
Lessee is required to indemnify any Indemnified Person under this Section 15.1 Lessee shall pay to such Indemnified Person an amount which, after deduction of all Taxes actually


                                     15-2
required to be paid by such Indemnified Person in respect of the receipt of such amount under the Applicable Laws of any government or taxing jurisdiction (after giving credit for any saving in respect of any such Taxes by reason of allocations, allowances, credits, deductions or other tax benefits related to the payment of the Claim indemnified against and the payment of related Taxes), shall be equal to the amount of the indemnification required.

                     (g)     Waiver of Certain Claims. Lessee hereby waives and
                             ------------------------
releases any Claim now or hereafter existing against any Indemnified Person arising out of death or personal injury to personnel of the Lessee, loss or damage to property of Lessee, or the loss of use of any property of Lessee, which may result from or arise out of the condition, use or operation of the Aircraft during the term, including without limitation any latent or patent defect whether or not discoverable.

                     (h)     Conflicting Provisions. The general indemnification
                             ----------------------
provisions of this Section 15.1 are not intended to waive or supersede any specific provisions of this Lease to the extent such provisions apply to any Claim.

                15.2 Continuing Indemnification.  The agreements and indemnities
                     --------------------------
contained in this Section 15 shall survive the end of the Term.

                                     15-3

SECTION 16. TAX INDEMNITY.
            --------------

                16.1 Taxes and Other Charges.
                     -----------------------

                     (a) Lessee shall pay, indemnify and hold Lessor harmless from all Taxes which relate to the leasing of the Aircraft pursuant hereto which may be, by any federal, state or local government in the United States of America, foreign government, territory or possession of the United States of America, or international taxing authority, or any subdivision or taxing authority thereof (any such government, subdivision or authority, a "Taxing Authority"), levied or assessed against, or imposed, prior to or during the Term, on Lessor, the Aircraft or any part thereof upon or with respect to or as a result of (i) the interest of Lessee or Lessor in the Aircraft, (ii) any Rent, (iii) this Lease or the interest of Lessee or Lessor hereunder, (iv) the manufacture, purchase, delivery, leasing, operation, return, possession, use, occupancy, installation, construction, maintenance, repair, renewal or modification of the Aircraft, the Airframe, the Engines, the Parts or any part of any of the foregoing, (v) receipts from the Aircraft, or (vi) the earnings arising from the possession, use or occupancy thereof. Without limitation of the foregoing, Lessee shall also pay and discharge, as and when due and payable without penalty, all Taxes which may be levied or assessed against or payable by Lessee or Lessor on account of the ownership, leasing or use of the Aircraft, and all Taxes or portions thereof imposed or levied upon or assessed against Lessor in substitution for or in place of any other Tax required to be paid or indemnified by Lessee pursuant to this Section 16.1(a). Notwithstanding the foregoing provisions of this Section 16.1(a). Lessee shall not be required to pay:

                             (A)   Taxes imposed on Lessor by any Taxing
Authority in which Lessor's principal place of business is located or in which Lessor is subject to such Tax (or required to file Tax returns) in relation to activities other than the acquisition, ownership, financing, installation, construction, leasing or use of the Aircraft;

                             (B)   (i)   Taxes imposed by the United States of
America, or any Taxing Authority thereof, upon, with respect to, based on or measured by the gross or net income, receipts or gain of Lessor, or taxes in
                                     ----------------
lieu thereof (including, without limitation, taxes collected by withholding, minimum or alternative minimum taxes, excess profit taxes and taxes on or measured by any item of tax preference) (such Taxes, whether imposed by the United States of America or any other Taxing Authority, "Income Taxes");

                                   (ii)  Income Taxes imposed by any state or
local government in the United States, or any Taxing Authority thereof;


                                     16-1

                                   (iii) Income Taxes imposed by any foreign
government, international authority, or territory or possession of the United States, or any Taxing Authority thereof, except to the extent such Income Taxes are imposed on Lessor with respect to Lessee's operation of the Aircraft within the jurisdiction of such Taxing Authority, provided, however, that the amount of Income Taxes as to which indemnity is available under this exception shall be no greater than an amount which bears the same ratio to Lessor's total Income Taxes imposed by such Taxing Authority as Lessor's taxable income from Lessee subject to such Income Taxes bears to Lessor's total taxable income subject to such Income Taxes, and provided further, however, that no indemnity is available under this exception for Income Taxes paid or payable by or on behalf of Lessor to the jurisdiction of Lessor's residence, citizenship, incorporation or organization.

                             (C)   Taxes imposed as a result of (i) a voluntary
sale, transfer of tide, mortgaging, pledging, financing, voluntary transfer or other voluntary disposition of the Aircraft, any part thereof or interest therein, any interest in the rent to be paid hereunder or part thereof or any interest in this Agreement or part thereof, unless such sale, transfer, mortgage, pledge or disposition occurs by reason of the exercise of Lessor's remedies under Section 14 hereof, or (ii) any involuntary transfer or disposition of any of the foregoing interests in connection with any bankruptcy, foreclosure, assignment for the benefit of creditors, or similar proceeding with respect to Lessor unless such transfer or disposition occurs by reason of the exercise by Lessor of its remedies under Section 14 hereof;

                             (D)   Taxes on, based on or measured by any fees or
compensation received by Lessor (other than Rent) for services rendered in connection with the transactions contemplated hereby; or

                             (E)   Taxes relating to the Aircraft or any part
thereof, or interest therein, or to any of the actions set out in (C) above of this Section 16.1(a) for or during any taxable period or portion thereof prior to the earlier of (a) the Delivery Date or (b) the commencement of the Term or after the later of (x) the expiration of the Term or (y) the redelivery of the Aircraft in accordance with the Lease, except to the extent that any such Taxes are imposed in connection with remedies exercised by Lessor under Section 14 hereof.

                     (b) Lessee shall furnish to Lessor, upon Lessor's written request, proof of the payment of any such Tax which is payable by Lessee pursuant to Section 16.1(a).

                     (c) Whenever the term "Lessor" is used in Section 16.1 and Sections 16.3 through 16.5 hereof, such term shall include Lessor, its successors,


                                     16-2
transferees, assigns and partners therein, and if any Lessor is a trust, the beneficiary and the owner of, and any lender to, such trust and the partners of each such beneficiary and owner.

                16.2 Certain Covenants.
                     -----------------

                     (a) Lessee agrees that neither it nor any corporation controlled by it, in control of it, or under common control with it, directly or indirectly, shall at any time take any action or file any returns or other documents inconsistent with the foregoing and that each such corporation shall file such returns, take such action and execute such documents as may be reasonably necessary to facilitate accomplishment of the intent hereof. Lessee agrees to keep and make available for inspection and copying by Lessor such records regularly maintained by Lessee other than tax returns as will enable Lessor to prepare its tax returns or to contest any proposed disallowance or adjustment of any deduction arising from the Aircraft or this Lease.

                     (b) Lessee covenants that neither Lessee nor any Affiliate will have claimed or will claim any depreciation deductions with respect to the Aircraft.

                     (c) The undertakings made in this Section 16.2 are expressly made for the benefit of, and shall be enforceable by, Lessor. Whenever the term "Lessor" is used in this Section 16.2, such term shall include Lessor, its successors, transferees, assigns and partners therein, and if any Lessor is a trust, the beneficiary and the owner of such trust, any lender to such trust, and the partners of each beneficiary and owner, provided that the rights of any transferee shall not exceed the rights of Lessor which Lessor would have retained had no transfer occurred.

                16.3 Tax Savings.
                     -----------

                     If with respect to any amount paid or indemnified by Lessee under Section 15 or this Section 16, Lessor shall realize any savings in respect of any such amount by reason of deductions, credits, allocations, allowances or other tax benefits (collectively, "Tax Benefits") therefor under the laws of any Taxing Authority, Lessor shall promptly notify Lessee that it has realized such Tax Benefit and shall pay to Lessee an amount equal to (i) the net reduction in Taxes realized by Lessor as a result of such Tax Benefit under such laws and
(ii) the amount of any further net reduction in Taxes realized under such laws as a result of payments pursuant to clause (i) of this sentence, in both cases taking into account any tax detriment to Lessor attributable to such Tax Benefit or payment and excluding any such net reduction otherwise taken into account in calculating the amount of any payment by Lessee to Lessor as described in
Section 14 hereof; provided that such amount shall not be payable (x) before such time as Lessee


                                     16-3
shall have made all payments or indemnities then due to or on behalf of Lessor under this Lease, (y) during any time that Lessor may be exercising its remedies under Section 14 hereof or (z) to the extent it exceeds the amount of all payments made by Lessee with respect to such Taxes. If any Tax Benefit is taken into account under this Section 16.3 and it is subsequently determined that Lessor was not entitled thereto, the disallowance thereof shall be treated as a Tax that is indemnifiable under this Section 16.

                16.4 Payments.
                     --------

                     If a claim is made against Lessor for any Taxes, Lessor shall promptly notify Lessee and in no event later than such time as would permit Lessee timely to contest the imposition of such Taxes pursuant to Section
16.5 below; provided that Lessor shall not be required to notify Lessee prior to the time that Lessor itself receives notice of a claim for Taxes. The failure promptly to notify Lessee in accordance with the preceding sentence shall not diminish Lessee's obligation hereunder unless such failure materially and adversely affects Lessee's ability to require Lessor to contest the Tax. Any amount payable as an indemnity to Lessor pursuant to this Section 16.4 is to be paid to Lessor directly, in immediately available funds, within thirty (30) days after receipt of a written demand therefor from Lessor, except that the payment of such indemnity shall not be payable prior to the later of (a) the due date for the payment of the indemnified Taxes and (1)) to the extent that such Taxes are being contested in good faith pursuant to Section 16.5, the due date for the payment of any Taxes that are the subject of such contest; provided, that in the event that Lessor receives notice that Taxes related to such amount demanded are due and payable within a period of 30 days or less following receipt of such notice by Lessor and Lessor promptly makes a written demand on Lessee, then such amount demanded shall be payable in no event after the later of (x) five (5) business days after receipt of such demand by Lessee or (y) three (3) business days prior to the due date of the related Taxes.

                     In the event Lessor makes a tax payment with respect to any such Taxes (other than with funds advanced to Lessor on an interest-free basis by Lessee pursuant to this Section 16), Lessee shall pay to Lessor interest on the amount of such payment at the Prime Rate from the date of Lessor's payment to the relevant taxing authority to the date of such payment by Lessee to Lessor. In the event an amount is payable to Lessee under this Section 16, Lessor shall pay interest on such amount at the Prime Rate from the date of receipt by Lessor of any amount giving rise to such obligation to pay Lessee until the date of payment to Lessee.


                                     16-4

     16.5 Contests.
          ---------

          If requested by Lessee in writing, Lessor shall upon receipt of indemnity reasonably satisfactory to it and at the sole expense of Lessee (including, without limitation, all out-of-pocket costs and expenses, legal and accounting and investigatory fees and disbursements, additions to tax because of underpayments of estimated Taxes, penalties, and interest (such amounts, without limitation, the "Expenses")) in good faith contest (and not settle without Lessee's written consent) or shall permit Lessee, if desired by Lessee, to contest in the name of Lessee and/or Lessor the validity, applicability or amount of Taxes indemnified hereunder (including, without limitation, 15.1 (f)) by (i) delaying payment thereof if practicable, (ii) not paying the same except under protest with funds advanced by Lessee on an interest-free basis, if protest is proper, and (iii) if payments are made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings; provided, that Lessee shall not, without Lessor's consent, contest any Taxes imposed against Lessor that are unrelated to the transactions contemplated by the Agreement, provided further, that in no event shall Lessor settle any claim for which Lessee has an indemnity obligation pursuant to Section 15 and this
Section 16 without Lessee's written consent, and provided further, that in each such instance, Lessor shall not be required to undertake any contest or allow Lessee to undertake any contest unless:

          (i)   Lessor shall not, at such time, be exercising its remedies under
Section 14 hereof;

          (ii) prior to the commencement of any contest undertaken by Lessee or any contest undertaken by Lessor, Lessee shall have delivered to Lessor a written acknowledgment of its obligation to indemnify fully Lessor for Taxes indemnified to the extent that the contest is not successful;

          (iii) Lessee shall have made all payments then due under this Agreement, including, without limitation, such payments then due under Section 15 and this Section 16;

          (iv) Lessee shall have provided Lessor with an opinion of legal counsel reasonably acceptable to Lessor to the effect that a reasonable basis exists to contest such claim and, prior to the commencement of any appeal of an adverse judicial decision, with an opinion of such tax counsel to the effect that a reasonable basis exists to appeal such adverse judicial decision (which opinions shall be obtained at Lessee's sole cost and expense);

                                     16-5

          (v) if such contest is to be initiated by the payment by Lessor of, and the claiming of a refund for, such Taxes, Lessee shall have advanced to Lessor sufficient funds (on an interest-free basis) to make such payments, and if Lessor is to undertake the related contest, Lessee shall have each month advanced to Lessor the Expenses of such contest for the following month, provided, that Lessee shall indemnify Lessor for any adverse tax consequences resulting from any such advance; and

          (vi) such proceedings do not involve any risk of an imposition of any material risk or danger of the sale, forfeiture or loss of the Aircraft or any part thereof or the creation of any Lien other than a Lien for taxes not yet due or being contested in good faith by appropriate proceedings, and for the payment of which such reserves, if any, as are required to be provided under generally accepted accounting principles have been provided.

     If Lessor shall obtain a refund of all or any part of such Taxes paid by Lessee, Lessor shall pay Lessee the amount of such refund less the amount of any Taxes payable by Lessor in respect of the receipt of such refund after giving credit to Lessee for any interest received by Lessor with respect to such Taxes and for any savings by Lessor in respect to any such Taxes by reason of any Tax Benefits in respect of the payment of any such Taxes; provided that such amount shall not be payable (x) before such time as Lessee shall have made all payments or indemnities then due to or on behalf of Lessor under this Agreement, (y) while Lessor is exercising its remedies under Section 14 hereof, or (z) to the extent it exceeds the amount of all payments made by Lessee with respect to such Taxes. If in addition to such refund Lessor shall receive an amount representing interest on amount of such refund, Lessee shall be paid that proportion of such interest which is fairly attributable to Taxes paid by Lessee prior to the receipt of such refund; provided, that no amount shall be payable under this or the preceding sentence during any period in which Lessor is exercising its remedies under Section 14 hereof unless this Lease has terminated and Lessee has paid all amounts due Lessor hereunder. If any refund or Tax Benefit is taken into account under this paragraph and it is subsequently determined that Lessor was not entitled thereto, the return or cancellation thereof shall be treated as a Tax that is indemnifiable under this Section 16.

     Lessee shall, as provided above, indemnify Lessor for, or advance to Lessor, the Expenses, absent manifest error in the amount or nature thereof.

     If Lessee neither requests that Lessor contest a Tax indemnified hereunder, nor notifies Lessor that Lessee desires to contest such Tax, Lessor may, at its expense (including all Expenses), in good faith contest the validity, applicability or amount of such Tax; provided, that Lessor shall consult with Lessee from time to time on the

                                     16-6
conduct of such contest, and shall not settle any such contest without Lessee's written consent.

     Notwithstanding the foregoing, if a claim is made against Lessor for any Taxes which, if successful, would result in the imposition of Taxes under circumstances which would require Lessee to indemnify Lessor, Lessor shall be released from its responsibility to contest such claim, or part thereof, if it agrees in writing not to seek indemnification from Lessee in respect of the claim, or such part thereof. In the event Lessor fails to contest, or refuses to permit Lessee to contest, a claim or part thereof which Lessor has the obligation to contest or to permit Lessee to contest under this Section 16, then Lessee shall not be obligated to indemnify Lessor for such claim or such part thereof.

          16.6 Continuing Indemnification.  The agreements and indemnities
          --------------------------------
contained in this Section 16 shall survive the end of the Term.

                                     16-7

SECTION 17. [Intentionally Left Blank]



                                     17-1

     SECTION 18. TRANSFER. ASSIGNMENT AND SUBLEASE.
                 ----------------------------------

          18.1 Assignment or Encumbrance by Lessor. Lessor may, without notice
               -----------------------------------
to or the consent of Lessee, sell the Aircraft and assign any of its rights hereunder whether as collateral security or otherwise, subject only to the condition that any such assignment or security interest be expressly made subject to Lessee's rights under Section 4.2 hereof. In connection with any such assignment, Lessee further agrees to take all actions as may be reasonably requested by Lessor to secure such assignee's interest, including without limitation: (i) indemnifying any assignee to the same extent as Lessor under Sections 15 and 16 hereof; (ii) adding any assignee as additional insureds and loss payees to all insurance policies so naming the Lessor in accordance with
Section 11 hereof; (iii) executing, recording and filing all agreements, certificates, financing statements and other documents or instruments as may be reasonably necessary to recognize, evidence, secure or perfect any assignees ownership or security interest in the Aircraft and this Lease; and (iv) recognizing all rights of such any assignee to exercise any and all rights of Lessor hereunder.

          18.2 Sublease of Aircraft or Assignment by Lessee. No sublease of the
               --------------------------------------------
Aircraft, including the Airframe or any of the Engines, shall be permitted, and no assignment of the Aircraft or any of Lessee's rights under the Lease to any other party shall be permitted in either case, without the prior written consent of Lessor which consent, in the case of a sublease to a Certificated Air Carrier, shall not be unreasonably withheld.

          18.3 Consolidation. Merger or Transfer by Lessee. Lessee shall not,
               -------------------------------------------
without the prior written consent of Lessor (which consent will not be unreasonably withheld), consolidate with or merge into any other corporation or convey, transfer or Lease all or substantially all of its assets as an entity to any Person.

          18.4  Limited Liability of Lessor. Notwithstanding anything herein
                ---------------------------
to the contrary, each and all of the representations, warranties, undertakings and agreements herein made on the part of Lessor are made and intended not as personal representations, warranties, undertakings and agreements of Investors Asset Holding Corp. or for the purposes or with the intention of binding Investors Asset Holding Corp. personally, but are made and intended for the purpose of binding only the Trust Estate (as defined in the Trust Agreement), and this Lease is executed and delivered by Investors Asset Holding Corp. solely in the exercise of the powers expressly conferred upon Investors Asset Holding Corp. as Owner Trustee under the Trust Agreement; and no personal liability or personal responsibility is assumed by or shall at any time be asserted or enforceable against Investors Asset Holding Corp. on account of any representation, warranty, undertaking or agreement hereunder of Investors Asset Holding Corp. as Lessor (except

                                     18-1
for its own willful misconduct or gross negligence) either express or implied, all such personal liability, if any, being expressly waived and released by Lessee and by all persons claiming by, through or under Lessee; provided, however, that nothing contained in this Section shall be construed to limit the liability of Investors Asset Holding Corp. in its individual capacity for any breach of any representations, warranties or covenants made by Investors Asset Holding Corp.


                                     18-2

     SECTION 19. APPRAISALS.
                 -----------

          19.1 If an independent appraisal of Fair Market Rental Value or Fair Market Sales Value, as the case may be is required pursuant to this Lease, then the independent appraisal shall be arrived at by mutual agreement of two nationally recognized, independent Aircraft appraisers, one chosen by Lessor and one chosen by Lessee, or, if such appraisers cannot agree on the amount of such appraisal, their appraisals shall be treated in the manner described in Subsection 19.2 with an appraisal arrived at by a third nationally recognized, independent Aircraft appraiser chosen by the mutual consent of such two appraisers; provided, however, that if either party shall fail to appoint an appraiser within 15 Business Days after a written request to do so by the other party, or if such two appraisers cannot agree on the amount of such appraisal within 20 Business Days after the date of the appointment of the second of such appraisers and fail to appoint a third appraiser within seven Business Days after the expiration of such 20-day period, then either party may apply to the American Arbitration Association located in Boston, Massachusetts to make such appointment.

          19.2 If two appraisers are chosen as provided in Subsection 19.1, and such appraisers agree on the value, such value shall be final and binding upon Lessor and Lessee. If three appraisers shall be appointed and the difference between the determination which is further from the middle determination is more than 125% of the difference between the middle determination and the third determination, then such further determination shall be excluded, the remaining two determinations shall be averaged, and a value equal to such average shall be final and binding upon Lessor and Lessee. Otherwise a value equal to the average of all three determinations shall be final and binding upon Lessor and Lessee.

                                     19-1

     SECTION 20; NOTICES.
                 --------

     Unless otherwise specifically provided herein, all notices required or permitted by the terms hereof shall be in writing. Any written notice shall become effective the earlier of when received or five (5) days after the deposit of such notice into the U.S. mail. Any written notice shall either be mailed, certified or registered mail, return receipt requested, with proper first class postage prepaid, or sent in the form of a telex, telegram or telecopy, or by overnight delivery service or delivered by hand. Any written notice shall be addressed as follows:

     If to Lessor:

               Investors Asset Holding Corp. as Trustee of the "Alaska/AFG 1989-1 Trust"
               c/o American Finance Group
               Exchange Place, 14th Floor
               Boston, Massachusetts 02109
               Attn: General Counsel
               Fax: (617) 523-1410

     If to Lessee:

               American Trans Air, Inc.
               Indianapolis International Airport
               Indianapolis, Indiana 46231
               Attention:  Vice President, Fleet Sales and Development
               Fax: (317) 240-7091

Such persons and addresses may be changed, from time to time, by means of a notice given in the manner provided in this Section 20.

                                     20-1

     SECTION 21. LESSOR'S RIGHT TO PERFORM FOR LESSEE.
                 -------------------------------------

     If Lessee fails to make any payment of Rent required to be made by it hereunder, or fails to perform or comply with any of its agreements contained herein, then Lessor may itself make such payment or perform or comply with such agreement, and the amount of such payment and the amount of the reasonable expenses of Lessor incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Overdue Rate, shall be deemed Supplemental Rent, payable by Lessee upon demand.


                                     21-1

SECTION 22. [Intentionally Left Blank]



                                     22-1

     SECTION 23. MISCELLANEOUS.
                 -------------

        23.1  Federal Bankruptcy Code. To the extent provided thereby (or to the
              -----------------------
fullest extent it may lawfully so agree, whether or not provided thereby) Lessee hereby agrees in accordance with 11 U.S.C. Section 1110, or any superseding statute, as amended from time to time, that the title of Lessor to the Aircraft and any right of Lessor to take possession of such Aircraft in compliance with the provisions of this Lease shall not be affected by the provisions of 11 U.S.C. Sections 362 or 363, or other analogous part of any superseding statute, as amended from time to time.


        23.2  Waivers. Headings. No term or provision of this Lease may be
              -----------------
changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. The headings contained herein are for convenience and reference only and are not intended to define or limit the scope of any provisions of this Lease.


        23.3  Counterparts. This Lease may be signed in one or more counterparts
              ------------
with the same effect as if the signatures to each counterpart were upon a single instrument. All counterparts shall be considered an original of this Lease.


        23.4  Agreement to Lease. This Lease shall constitute an agreement to
              ------------------
lease, and nothing contained herein shall be construed as conveying to Lessee any right, title or interest in any Aircraft except as a lessee only.


        23.5  Governing Law. This Lease has been delivered in the Commonwealth
              -------------
of Massachusetts and shall in all respects be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, including all matters of construction, validity and performance. This Lease shall be effective for all purposes as of the date first above written.


        23.6  Benefit and Binding Effect. The terms and provisions of this Lease
              --------------------------
shall inure to the benefit of and be binding on Lessor and Lessee and their respective successors and permitted assigns.


        23.7  Further Assurances. Lessor and Lessee shall, from time to time, do
              ------------------
and perform such other and further acts and execute and deliver any and all such other and further instruments as may be required by law or reasonably requested by the other party to establish, maintain and protect the respective rights and remedies of the other party to carry out the intent and purpose of this Lease.

                                     23-1

        IN WITNESS WHEREOF, Lessor and Lessee, each pursuant to due authority, have each caused this Lease to be executed by their duly authorized officers as of the day and year first above written.

                                    LESSOR:

                                    INVESTORS ASSET HOLDING CORP.,
                                    not in its individual capacity but solely as trustee of the Alaska/AFG 1989-1 TRUST


                                    By [SIGNATURE APPEARS HERE]
                                      ------------------------------------------
                                    Title   Vice President
                                         ---------------------------------------


                                    LESSEE:

                                    AMERICAN TRANS AIR, INC.


                                    By [SIGNATURE APPEARS HERE]
                                      ------------------------------------------
                                    Title   Vice President
                                         ---------------------------------------


                                      -S-

                                   EXHIBIT A
                                       to
                                Lease Agreement
                                ---------------

                     SCHEDULE AND DESCRIPTION OF AIRCRAFT
                     ------------------------------------



Basic
-----
Aircraft Type                            B727-208
Date of Manufacture                      4/80
Manufacturer                             Boeing
Registration Number                      N329A5
Serial Number                            22295
Fuselage/Line Number                     1622
Interior Configuration                   12F/125Y
Extended Overwater Capability            N/A
Noise Compliance                         Stage II
Approach Category                        CAT I


Operating Weights & Fuel Capacity
---------------------------------
Maximum Taxi Weight                      191,000
Maximum Gross Takeoff Weight             190,500
Maximum Landing Weight                   161,000
Zero Fuel Weight                         140,000
Operator's Empty Weight                   97,168.9
Fuel Capacity (gal.)                       8,124

Airframe (As of 1/12/94)
--------
Total Airframe Hours           34047
Total Airframe Cycles          18025

Past Operator (s)
-----------------

Check Name           Interval         Time Remaining
----------           --------         --------------
   "C"                13 mos.          106 days
   "D"                 7 yrs.         1456 days


Engines
-------

Type                 Pratt & Whitney JT8D-17
Thrust Rating        16,000/17,400 lbs.

#1   As of 1/12/94                       #2   As of 1/12/94
     Serial Number       688224               Serial Number       688226
     Total Hours         32615                Total Hours         35370
     Total Cycles        22494                Total Cycles        24856
     Hour Limit (Item)   6858 (C2)            Hour Limit (Item)   3108 (C2)
     Cycle Limit (Item)  5129 (C7)            Cycle Limit (Item)  10029 (C7)

#3   As of 11/17/93
     Serial Number       688127
     Total Hours         30970
     Total Cycles        24210
     Hour Limit (Item)   12270 (C-10, C-11)
     Cycle Limit (Item)  6446 (C7)

APU Manufacturer and
---
Model Number:            Garrett GTCP 85-98CK

Landing Gear
------------

Position          Interval            Hours Remaining
--------          --------            ---------------

Nose              24,000 hrs.         6501 hrs.
Left              24,000 hrs.         6336 hrs.
Right             24,000 hrs.         6336 hrs.

                                   EXHIBIT B
                                      to
                                Lease Agreement
                                ---------------

                               LEASE SUPPLEMENT
                               ----------------

     LEASE SUPPLEMENT, dated January___, 1994, between INVESTORS ASSET HOLDING CORP., not in its individual capacity but solely as trustee of the Alaska/AFG 19891 TRUST ("Lessor"), and AMERICAN TRANS AIR, INC., an Indiana corporation ("Lessee").

        Lessor and Lessee have previously entered into that certain Lease Agreement dated as of January , 1994 (herein called the "Lease" and the defined terms therein being hereinafter used with the same meaning). The Lease provides for the execution and delivery from time to time of a Lease Supplement substantially in the form hereof for the purpose of leasing the aircraft described below under the Lease as and when delivered by Lessor to Lessee in accordance with the terms thereof.

        The Lease relates to the Aircraft, Parts and Engines as more precisely described below. A counterpart of the Lease is attached hereto and this Lease Supplement and the Lease shall form one document.

        In consideration of the premises and other good and sufficient consideration, Lessor and Lessee hereby agree as follows:

        1. Lessor hereby delivers and leases to Lessee under the Lease and Lessee hereby accepts and leases from Lessor under the Lease, that certain Boeing Model 727-208 ADV commercial jet Aircraft, Airframe and the three (3) Pratt & Whitney JT8D-17 engines (each of which Engines has 750 or more rated takeoff horsepower or the equivalent of such horsepower) described in Schedule 1 hereto ("Delivered Aircraft").

        2. The Delivery Date of the Delivered Aircraft is the date of this Lease Supplement set forth in the opening paragraph hereof.

        3. The Term of the Lease shall commence on the Delivery Date and shall end on the Expiration Date, which shall be the Thirty sixth (36th) monthly anniversary of the Delivery Date.

        4. The monthly amount of Basic Rent for the Delivered Aircraft is $63,500 and is payable in advance commencing on the date of this Lease Supplement, which shall be the first Rent Payment Date, and to and including the Thirty-Fifth (35th) monthly anniversary of the Delivery Date.

        5. Lessee hereby confirms to Lessor that (i) the Delivered Aircraft and each Engine installed thereon or belonging thereto have been duly marked in accordance with the terms of Section 10.4 of the Lease, (ii) Lessee has accepted the Delivered Aircraft for all purposes hereof and of the Lease, and (iii) Lessee has inspected the Delivered Aircraft and the Delivered Aircraft satisfies the conditions set forth in the Lease.

        6. All of the terms and provisions of the Lease are hereby incorporated by reference in this Lease Supplement to the same extent as if fully set forth herein, each of the conditions precedent set forth in Section 5 of the Lease has been performed or waived, and the representations and warranties of the parties set forth in Sections 3 and 4 of the Lease are true and correct.

        7. This Lease Supplement may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original; and all such counterparts shall together constitute but one and the same Lease Supplement.

    IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease Supplement to be duly executed as of the day and year first above written.


                                    LESSOR:

                                    INVESTORS ASSET HOLDING CORP., not
                                    in its individual capacity but solely as trustee of the Alaska/AFG 1989-1 TRUST

                                    By ____________________________________

                                    Title _________________________________


                                    LESSEE:

                                    AMERICAN TRANS AIR, INC.

                                    By ___________________________________

                                    Title ________________________________

                                   SCHEDULE 1

                                       TO

                                LEASE SUPPLEMENT


                             One Boeing 727-208 ADV
                                    Airframe


                         Manufacturer's
Registration No.         Serial No.      Total Time*    Total Cycles*
----------------         --------------  -----------    -------------

    N329A5                   22295        34047 Hrs      18025 Cycles
----------------         --------------  -----------    -------------


                               Pratt & Whitney
                                   Engines
                             --------------------
Model No.               Serial No.     Total Time     Total Cycles
---------               ----------     ----------     ------------
JT8D-17                  688224*       32615 Hrs      22494 Cycles
JT8D-17                  688226*       35370 Hrs      24856 Cycles
JT8D-17                  688127**      30970 Hrs      24210 Cycles


Each of the above-described Aircraft Engines is 750 or more rated takeoff horsepower or its equivalent.


* The total time and total cycles referred to above are as of January 12, 1994. Such times and cycles are within 2 hours and 2 cycles of the actual hours and cycles at the time of this Lease Supplement.

** The total time and total cycles with respect to Engine S/N 688127 are as of November 17, 1993.

                                   EXHIBIT C
                                       to
                                Lease Agreement
                                ---------------

                               AIRCRAFT DOCUMENTS
                               ------------------


A.   CERTIFICATES

     1.   FAA Certificate of Airworthiness (on board aircraft)

     2.   Current Certificate of Registration (on board aircraft)

B.   AIRCRAFT STATUS SUMMARIES

     1. Signed statement giving total hours flown, total landings and time since last major check as of time of delivery

     2. Aircraft record of flight time and cycles (listing of accumulated hours and cycles as of specific dates)

     3.   F.A.R. Compliance Summary

     4. Aircraft and Appliance Airworthiness Directive Applicability and Compliance Report (giving date, time, method of compliance and status)

     5.   Service Bulletin Compliance Report

     6.   Supplemental Structural Inspection (SSID) Status (if applicable)

     7. Corrosion Prevention and Control Program Task Status (if applicable)

     8.   List of Operator Modifications Incorporated

     9.   List of Alterations and copies of Major Repairs

    10. Signed Statement with Respect to Accident/Incident/Major Damage to Aircraft

    11. List of Repetitive Inspections Resulting from Existing Known Aircraft Defects (including inspection manhour requirement and interval)

    12.   List and Status of Life Limited Components

    13.   Check/Inspection Status

    14.   List and Current Status of Time-Controlled Components

    15. Serialized On-Condition/Condition Monitored Components Inventory of Installed Units, if available.

C.  AIRCRAFT MAINTENANCE RECORDS

    Airframe inspection, maintenance, modification, and repair documents with maintenance and/or inspection signatures (as required) and description of work done.

     1. Last "A," "B," "C" and "D" Checks (or equivalents). (In the event that a check is performed in phases, all phases necessary to constitute a complete block check are required. In the event that check content varies by multiples of the check, all multiples necessary to constitute a complete cycle are required.)

     2. F.A.R., Airworthiness Directive, Service Bulletin and Modification compliance documents including engineering orders, drawings, shop cards, etc., as necessary to establish method of compliance, and approval authority.

     3. Documentation of Major Repairs and Alterations including engineering orders, drawings, Supplemental Type Certificates, Master Change Notice, etc., as necessary to define work done, certification basis, and approval authority.

     4.   Aircraft weigh records.

D.   ENGINE RECORDS (for each engine)

     1. Signed Statement giving Engine Total Hours and Cycles and Time Since Last Shop Visit as of Time of Delivery

     2. Engine Airworthiness Directive Applicability and Compliance Report (giving date, time, method of compliance and status)

     3.   Service Bulletin Compliance Report

     4. List of Operator Modifications Incorporated, if any, with Accomplishment Instructions

     5.   List of Repetitive Inspections Resulting from Existing Known
          Engine Defects (including inspection manhour requirement and interval)

     6.   List and Current Status of Life Limited Components

     7.   Check/Inspection Status

     8.   List and Status of Time Controlled Components and Record of Last
          Overhaul

     9. Serialized On-Condition/Condition Monitored Components List of Installed Units, if available

     10.  Engine Build Specifications

     11. Repair, overhaul and inspection documents including FAA Form 337s (as required)

     12. Documents necessary to establish current total time in service on all life-limited parts.

     13.  Test Cell Records for last test

E.   APU RECORDS

     1.   APU Log Book (or equivalent documentation)

     2.   Airworthiness Directive Applicability and Compliance Report

     3.   Manufacturer Service Bulletin Compliance Report

     4.   List and Current Status of Life Limited Components

     5.   List and Status of Time Controlled Components

     6. Serialized On-Condition/Condition Monitored Components Inventory of Installed Units, if available

     7.   Repair, overhaul and inspection documents including FAA Forms 337

F.   COMPONENT RECORDS

     1. Time Controlled Component Historical Records with installation and serviceable tags

     2. Installation records and serviceable tags for Serialized On-- Condition/Condition Monitored Components, if available

G.   MANUALS

     1.   FAA Approved Airplane Flight Manual (paper copy)

     2.   Weight and Balance Manual Chapter 1 (paper copy)

     3.   Weight and Balance Report Chapter 2 (paper copy)

     4.   Weight and Balance Manual (paper copy)

     5.   Maintenance Manual (microfilm)

     6.   Wiring Diagram Manual (microfilm)

     7.   Wire Lists and Hookup Charts (microfilm)

     8.   Power Plant Buildup Manual (paper copy)

     9.   Illustrated Parts Catalog (microfilm)

     10.  Structural Repair Manual (microfilm)

     11.  Flight Crew Operating Manual (paper copy)

     12. Any supplements to the manual set forth in items 1 and 3 through 10 above, if available.

H.   MISCELLANEOUS TECHNICAL DOCUMENTS

     1.   Interior Configuration Layout Drawing

     2. Aircraft Readiness Log (manufacturer delivery document), if available.

     3./1/Master reference copies of Aircraft operators Engineering Orders and repairs applicable to the Aircraft, airframe, engines and appliances, to include drawings, data packages, and approval authority.

     4. Master reference copies of operator Unique Component Maintenance Manuals that have been altered by the operator as allowed under the authority granted to operators with a continuous airworthiness maintenance and inspection program, if available.

     5. Master reference copies of any operator obtained master change Service Bulletins for the Aircraft, airframe, engine and appliances, if available.

     6. All available records required by F.A.R. Parts 121.380 and 121.380a to the extent not otherwise provided and requested by Lessee.

---------------
    /1/ Documents referred to in Item H.3 above shall be provided upon written request of ATA to Alaska Airlines, Inc., where required by ATA to satisfy any law (including without limitation, any rule, order or demand of the FAA), or the proper performance of ATA's Maintenance Program. ATA shall reimburse Alaska for the reasonable costs of copying such documents.

                                   EXHIBIT D
                                      to
                                Lease Agreement
                                ---------------

                       TECHNICAL ACCEPTANCE CERTIFICATE
                       --------------------------------
                                  (DELIVERY)
                                  ----------


     AMERICAN TRANS AIR, INC. ("Lessee") hereby acknowledges that on the __ day of January, 1994, INVESTORS ASSET HOLDING CORP., not in its individual capacity but solely as trustee of the Alaska/AFG 1989-1 TRUST ("Lessor"), caused Alaska Airlines, Inc. ("Alaska") to deliver for inspection to Lessee one (1) Boeing 727-208 Aircraft, bearing Manufacturer's Serial Number 22295 and Federal Aviation Administration Registration No. N329AS, together with three (3) Pratt & Whitney JT8D-17 Engines, bearing manufacturer's serial numbers ______, ______, and ______ together with all instruments, parts, and other equipment attached thereto or installed therein ("Parts"), in accordance with the Lease Agreement between Lessor and Lessee, dated as of January ___, 1994 (the "Lease").

     The undersigned hereby further acknowledges that: (i) it did conduct an inspection of the aforementioned Aircraft, Engines, and Parts as evidenced by
Schedule 1 hereto; (ii) the same are technically acceptable to it and in the condition for delivery and acceptance as required under the Lease; and (iii) the execution and delivery of this Technical Acceptance Certificate signifies the technical acceptance by Lessee of the Aircraft, Engines, and Parts under the Lease as reflected by Schedule 1. Any outstanding discrepancies between the condition of the Aircraft at delivery and the condition of the Aircraft as required by the Lease and the Redelivery and Acceptance Agreement as described in the Lease are noted in Schedule 2 hereto.

     IN WITNESS WHEREOF, this Technical Acceptance Certificate has been executed and delivered at Seattle-Tacoma International Airport, Seattle, Washington, this ___ day of January, 1994.

                              AMERICAN TRANS AIR, INC. (Lessee)


                              By:
                                 ----------------------------------------

                              Title:
                                    -------------------------------------

                                  SCHEDULE I
                                      TO
                       TECHNICAL ACCEPTANCE CERTIFICATE

                                Aircraft Status
                          Just Prior to Delivery Date
                          ---------------------------


1.   Airframe Heaviest Check ("D" Check or Equivalent):
     --------------------------------------------------

     Interval:
     Time Remaining:


2.   Airframe "C" Check (or Equivalent): (Phase C)
     ---------------------------------------------
     Interval:
     Time Remaining:


3.   Landing Gear Overhaul:
     ----------------------

     Interval:

     Time Remaining:
         Hrs. Left Gear
         Hrs. Right Gear
         Hrs. Nose Gear

4.   Engines:
     --------

     Interval:  On Condition

     Hot Section Inspection ("HSI"):

===================================================
     S/N     Time Since HSI*  Cycles Since HSI*
---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

===================================================
* Times and cycles since acceptance Borescope

     Interval:  On Condition
     Cold Section Inspection ("CSI"):
===================================================
     S/N    Time Since CSI* Cycles Since CSI*
---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

===================================================
* Times and cycles since Acceptance Borescope


5.   Engines Time Remaining to First Restriction/1/
     ----------------------------------------------
     Engine S/N:                   Limiter:
                         ------
     Hours:
                         ------    -----
     Cycles:
                         ------    -----

     Engine S/N:                   Limiter:
                         ------
     Hours:
                         ------    -----
     Cycles:
                         ------    -----

     Engine S/N:                   Limiter:
                         ------
     Hours:
                         ------    -----
     Cycles:
                         ------    -----


6.   Other Engine Data: Exhaust Gas Temperature ("EGT") Margins:
     -----------------------------------------------------------

     Engine S/N:         EGT Margin:

     ---------           ---------

     ---------           ---------

     ---------           ---------

-----------------

        /1/ The third Engine subject to the lease (Engine S/N 688127) was delivered to, and accepted by Lessee on November 19, 1993, and the data relevant thereto (as of 11/17/93) is as follows:


Engine S/N:                       688127    Limiter:
                                  ------    ------------
Hours:                             12270    C10, Cl1
Cycles:                             6446    C7
EGT Margin:                  16(degree)C

7.   Auxiliary Power Unit:    On Condition
     ---------------------

     Time Since Last APU Heavy Shop Visit:  ____________

     Date of Last APU Heavy Shop Visit:     ____________

                                  SCHEDULE 2
                                      TO
                       TECHNICAL ACCEPTANCE CERTIFICATE
                                  (DELIVERY)

Discrepancies (Append additional pages as required and initial each such page):
-------------


FOR:  ALASKA AIRLINES, INC.  FOR:  AMERICAN TRANS AIR, INC.



By                            By
      -----------------------       -----------------------
Title                         Title
      -----------------------       -----------------------
Date                          Date
      -----------------------       -----------------------

                                   EXHIBIT E
                                      to
                                Lease Agreement
                                ---------------

                        TECHNICAL ACCEPTANCE CERTIFICATE
                        --------------------------------
                                    (RETURN)
                                     -------

        INVESTORS ASSET HOLDING CORP., not in its individual capacity but solely as trustee of the Alaska/AFG 1989-1 TRUST ("Lessor"), hereby acknowledges that on the __ day of ______ 199_, AMERICAN TRANS AIR, INC. ("Lessee't) did deliver for inspection to Lessor one (1) Boeing 727-208 Aircraft, bearing Manufacturer's Serial Number 22295 and Federal Aviation Administration Registration No. N329AS, together with three (3) Pratt & Whitney JT8D-17 engines, bearing manufacturer's serial numbers ________ __________ and _________, together with all instruments, parts, and other equipment attached thereto or installed therein ("Parts") in accordance with the Lease Agreement made between Lessor and Lessee, dated as of January ___, 1994 (the "Lease").

        The undersigned hereby further acknowledges that: (1) it did conduct an inspection of the aforementioned Airframe, engines, Parts and the loose equipment as evidenced by Schedule I hereto; (ii) the same are technically acceptable to it and in the condition for delivery and acceptance as required under the Lease; and (iii) the execution and delivery of this Technical Acceptance Certificate signifies the technical acceptance by Lessor of the Aircraft under the Lease as reflected by Schedule 1. Any outstanding discrepancies between the condition of the Aircraft upon return and the condition of the Aircraft as required under the Lease are noted in Schedule 2 hereto.

        IN WITNESS WHEREOF, this Technical Acceptance Certificate has been executed and delivered at Indianapolis International Airport, Indianapolis, Indiana, this day of __________, 199_.

                              INVESTORS ASSET HOLDING CORP., not in its individual capacity but solely as trustee of the Alaska/AFG 1989-I TRUST



                              By:
                                 -----------------------------------
                              Title:
                                    --------------------------------

                                  SCHEDULE 1
                                      TO
                       TECHNICAL ACCEPTANCE CERTIFICATE
                                   (RETURN)

                                Aircraft Status
                             Just Prior to Return
                             --------------------


1.   Airframe Heaviest Check ("D" Check or Equivalent):
     --------------------------------------------------

     Interval:
     Time Remaining:


2.   Airframe "C" Check (or Equivalent): (Phase C)
     ---------------------------------------------

     Interval:
     Time Remaining:


3.   Landing Gear Overhaul:
     ---------------------

     Interval:


     Time Remaining:
         Hrs. Left Gear
         Hrs. Right Gear
         Hrs. Nose Gear

4.   Engines:
     --------

     Interval:   On Condition

     Hot Section Inspection ("HSI"):

===================================================
    S/N     Time Since HSI*   Cycles Since HSI*
---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

===================================================
*  Times and cycles since Acceptance Borescope

     Interval:   On Condition

     Cold Section Inspection ("CSI"):
===================================================
    S/N     Time Since CSI*   Cycles Since CSI*
---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

===================================================
* Times and cycles since Acceptance Borescope

5.   Engines Time Remaining to First Restriction:
     --------------------------------------------

     Engine S/N:                 Limiter:
                   -----
     Hours:
                   -----         -----
     Cycles:
                   -----         -----

     Engine S/N:                 Limiter:
                   -----
     Hours:
                   -----         -----
     Cycles:
                   -----         -----

     Engine S/N:                 Limiter:
                   -----
     Hours:
                   -----         -----
     Cycles:
                   -----         -----


6.   Other Engine Data: Exhaust Gas Temperature ("EGT") Margins
     ----------------------------------------------------------

     Engine S/N:          EGT Margin:

     --------             -------

     --------             -------

     --------             -------


7.   Auxiliary Power Unit:   On Condition
     --------------------

     Time Since Last APU Heavy Shop Visit:
                                            ------------------
     Date of Last APU Heavy Shop Visit:
                                            ------------------

                                  SCHEDULE 2
                                      TO
                       TECHNICAL ACCEPTANCE CERTIFICATE
                                   (RETURN)


Discrepancies (Append additional pages as required and initial each such page):
--------------




FOR:  INVESTORS ASSET HOLDING CORP.,       FOR: AMERICAN TRANS AIR, INC.
      not in its individual capacity
      but solely as trustee of the
      Alaska/AFG 1989-1 TRUST

By                                         By
  -------------------------------             --------------------------
Title                                      Title
     ----------------------------               ------------------------
Date                                       Date
    -----------------------------              -------------------------

                                   EXHIBIT F
                                      to
                                Lease Agreement
                                ---------------

                           ACCEPTANCE FLIGHT REPORT
                           ------------------------


DATE_________ STATION _____TIME OUT________ IN________ AIRCRAFT NO.___________
REASON FOR FLIGHT_____________________________________________________________
______________________________________REQUESTED BY ___________________________

CHECK ITEMS AND RECORD DATA APPROPRIATE TO FLIGHT AND TYPE.
INDICATE CHECKS PERFORMED WITH "(CHECK MARK)" IF SATISFACTORY OR "X" IF UNSATISFACTORY.

PREFLIGHT
---------

1.  BATTERY(IES) AND EMERGENCY/STANDBY POWER CHECK ....................... ___
2.  FIRE/O'HEAT WARNING TEST.............................................. ___
3.  FUELING, CONTROLS AND INDICATORS...................................... ___

==============================================================
 4. FUEL QUANTITY/TEMP __________
--------------------------------------------------------------
 TANK        STICK         EXT.GAGE            F/S GAGE
--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------
TOTAL
==============================================================

===========================             ========================
 5.  ALTIMETERS (SET QNH)                6. HYDRAULIC FLUID
---------------------------             ------------------------
 QNH                                     SYSTEM        QUANTITY
---------------------------             ------------------------
 FIELD ELEV.
---------------------------             ------------------------
 CAPT. #1
---------------------------             ------------------------
 CAPT. #2
---------------------------             ------------------------
 STANDBY
---------------------------             ========================
 F/O
---------------------------
 CAPT. RADIO
---------------------------
 F/O RADIO
===========================


===========================             ========================
 7. OIL                                  8. APU
---------------------------             ------------------------
 ENGINE    QUANTITY                      EGT
---------------------------             ------------------------
 1                                       N1/N2
---------------------------             ------------------------
 2                                       VOLTS
---------------------------             ------------------------
 3                                       FREQ.
===========================             ------------------------
                                         LOAD
                                        ------------------------

                                        ========================

=======================       =======================
9.  OXYGEN PRESS              10. RAIN REPELLENT
-----------------------       -----------------------
CREW
-----------------------       -----------------------
PAX
=======================       =======================


========================================
11. RECORDER       VOICE        FLT
----------------------------------------
OPERATION
----------------------------------------
TAPE
========================================

12.   ADI SLIP INDICATORS

         =========       ===========

         =========       ===========

           CAPT.             CAPT.

13. AIRCRAFT GENERAL

 A. EXTERIOR CONDITION, AERODYNAMIC CLEANNESS AND APPEARANCE......... ______
 B. INTERIOR CONDITION AND APPEARANCE................................ ______
 C. SEATS, BELTS AND HARNESSES....................................... ______
 D. WINDOWS, WINDSHIELDS, VISORS AND SHADES.......................... ______
 E. DOORS, HATCHES, STAIRS AND SLIDES................................ ______
 F. GALLEYS AND LAVATORIES........................................... ______
 G. LANDING GEAR VIEWERS AND INDICATORS.............................. ______
 H. PLACARDS, DOCUMENTS, MANUALS, LOGBOOKS, CHARTS AND CHECKLISTS.... ______
 I. EMERGENCY EQUIPMENT.............................................. ______
 J. OXYGEN MASKS AND OPERATION....................................... ______
 K. LIGHTS, NORMAL AND EMERGENCY..................................... ______
 L  PROBES, SENSORS, VORTEX GENERATORS AND STATIC DISCHARGERS........ ______
 M. PITOT/STATIC PORTS, DRAINS AND BLOWOUT DISCS..................... ______
14. LANDING GEAR, BRAKES AND ACCUMULATORS............................ ______
15. FLIGHT CONTROLS, TRIM FLAPS AND SLATS (MTC)...................... ______
16. ELECTRICAL SYSTEM................................................ ______
17. HYDRAULIC SYSTEM................................................. ______
18. FUEL SYSTEM...................................................... ______
19. AIR CONDITIONING/BLEEDS/PRESSURIZATION........................... ______
20. ICE AND RAIN PROTECTION.......................................... ______
21. ALTITUDE ALERT SYSTEM............................................ ______
22. GPWS TEST........................................................ ______
23. STALL WARNING.................................................... ______
24. AURAL WARNINGS................................................... ______
25. COMMUNICATIONS................................................... ______
26. INSTRUMENTS AND SWITCHING........................................ ______
27. NAVIGATION SYSTEMS............................................... ______
28. AFCS............................................................. ______

ENGINE START / TAXI
-------------------

1.   ENGINE START AND IDLE
     OAT _____PA___APU START AIR PRESS___

================================================================================
      MIN  STARTER     EGT                           OIL   OIL    FLT
ENG   AIR  CUTOUT  PEAK/STABLE   N1   N2       F/F   PRES  TEMP   IDLE   CDE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================

2.  HYDRAULICS AND BRAKES........................................... ______
3.  STEERING CONTROL WHEEL AND RUDDER PEDAL......................... ______
4.  YAW DAMPERS..................................................... ______
5.  FLIGHT CONTROLS AND POSITION INDICATORS......................... ______
6.  WING TAI GROUND TEST............................................ ______
7.  PRESSURIZATION.................................................. ______
8.  AUTO PACK TRIP.................................................. ______
9.  CSD OIL COOLER.................................................. ______
10. T.O. CONFIGURATION WARNING...................................... ______
11. EPR/N1 COMPUTER................................................. ______
12  ENGINE ACCELERATION CHECK....................................... ______


             ============
             ENG.   SECS.                   NOTE:
             ------------
              1                             .  TIME TO 90% N1
             ------------
              2                             .  BLEEDS OFF
             ------------
              3                             .  ONE SECOND THROTTLE ADVANCE
             ============


TAKEOFF AND CLIMB
-----------------

1.  TAKEOFF   OAT._______    PA_____________  CHART EPR/N1____________

========================================================
                                   OIL   OIL
ENG  EPR    N1   EGT  N2     F/F  PRESS  TEMP    BLEED
--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------

========================================================

=============
  THROTTLE
  STAGGER
-------------

-------------

-------------
 1    2    3
-------------

2.   GEAR RETRACTION _____ SECS. TAIL SKID _______ ................... ______
3.   ENGINE ANTI-ICE.................................................. ______
4.   WINGS/TAIL ANTI-ICE.............................................. ______
5.   INSTRUMENT SWITCHING............................................. ______
6.   FLIGHT CONTROLS, NORMAL/ABNORMAL OPERATION AND TRIM.............. ______
7.   YAW DAMPERS...................................................... ______
8.   PRESSURIZATION................................................... ______
9.   FUEL SYSTEM AND HEAT............................................. ______
10.  ALTERNATE STATIC SOURCES......................................... ______
11.  COMPASS HEADINGS................................................. ______

          ===============================
           CAPT HSI  090  180  270  360
          -------------------------------
           F/O HSI
          -------------------------------
           STANDBY
          ===============================



CRUISE AND DESCENT
------------------

1. STABILIZE AT NORMAL CRUISE M ________ FL3l0 OR ABOVE A/P ON
   PA _______ GW _______ RAT/TAT ______ SAT______
   CHART EPR ______ N1 ______ IAS ______
   CAPT IAS _____ M _____ CAPT #1 ALT_____ F/O ALT _____
   F/O IAS ______ M ______ CAPT #2 ALT ______ STDBY ALT ______

========================================================         =============
                                  OIL    OIL                        THROTTLE
ENG  EPR    N1   EGT  N2     F/F  PRESS  TEMP    BLEED              STAGGER
--------------------------------------------------------         -------------

--------------------------------------------------------         -------------

--------------------------------------------------------         -------------
                                                                    1   2  3
========================================================         -------------


2.   ELECTRICAL
==================================================          ===================
      KW                               IDG/CSD
                                       -------
AC    LOAD    KVAR    VOLTS    FREQ    IN R                   DC  VOLTS  LOAD
--------------------------------------------------          -------------------
1
--------------------------------------------------          -------------------
2
--------------------------------------------------          -------------------
3
==================================================          -------------------

                                                            -------------------

                                                            -------------------

                                                            ===================

3. HYDRAULIC                     4. PRESSURIZATION
=====================           ============================================
  SYS   PRESS  QUAN              AUTO (ISOBARIC)
---------------------           --------------------------------------------
                                 AUTO MAX/STDBY
                                --------------------------------------------
                                 RELIEF
                                --------------------------------------------
                                 ALTITUDE WARNING
                                --------------------------------------------
                                 ALTITUDE LIMITING
                                --------------------------------------------
                                 RATE CONTROL
                                --------------------------------------------
                                 ALTITUDE SEL CALIBRATION
                                ============================================
                                  NOTE:  IF OXYGEN MASK DROP REQUIRED TAPE
                                  DOORS (B727)

5.   CABIN LEAKAGE CHECK, SINGLE PACK OPERATION....................... ______
6.   AIR CONDITIONING, AUTO, MANUAL AND DISTRIBUTION.................. ______
7.   APFDS, TURNS, MANUAL, HEADING, NAV CAP AND TRACK................. ______
8.   NAVIGATION, VOR, ADF............................................. ______
9.   FLIGHT INSTRUMENTS............................................... ______
10.  COMMUNICATIONS, VHF, HF AND SELCAL............................... ______
11.  ATC TRANSPONDERS, ALT REPORTING.................................. ______
12.  AIRCRAFT TRIM........CLEAN CONFIGURATION......................... ______
     .FUEL LOAD BALANCED AND THRUST EVEN
     .TRIM AIRCRAFT TO FLY HANDS OFF....SPOILERS FLUSH? ______
     .RECORD TRIM POSITIONS (CIRCLE L or R)
     .AILERON _____ UNIT(S) L R...RUDDER _____ UNIT(S) L R
     .IF MORE THAN ONE UNIT AILERON OR RUDDER TRIM
      REQUIRED..........PERFORM FOLLOWING CHECK AND RECORD DATA

================================================================================
  USE CAPT     BOTH TRIM ZERO       RUDDER TRIM ZERO       AILERON TRIM ZERO
  ADI BALL   CONTROL WHEEL TILT   AILERON TRIM (UNITS)    RUDDER TRIM (UNITS)
--------------------------------------------------------------------------------
             ___. L R WING DOWN    ___. L R WING DOWN      ___. L R NOSE
   200 K   ---------------------------------------------------------------------


--------------------------------------------------------------------------------
             ___. L R WING DOWN    ___. L R WING DOWN      ___. L R NOSE
   250 K   ---------------------------------------------------------------------



--------------------------------------------------------------------------------
             ___. L R WING DOWN    ___. L R WING DOWN      ___. L R NOSE
   300 K   ---------------------------------------------------------------------


================================================================================

13.  MMO/VMO WARNING... KIAS         14.    STICK SHAKER    KIAS
                                            OW _________
===================================      ===================================
   FL 350 TO 300     BELOW FL 250           FLAPS  CHART   CAPT     F/O
-----------------------------------      -----------------------------------
ALT____ CHART____   ALT___ CHART___
-----------------------------------      -----------------------------------
CAPT  A             CAPT  A
-----------------------------------      -----------------------------------
      B                   B
-----------------------------------      -----------------------------------
 F/O  A             F/O   A
-----------------------------------      -----------------------------------
      B                   B
===================================      ===================================


15.  SPEED BRAKES.................................................. ______
16.  DESCENT ENGINE IDLE AND ACCELERATION.......................... ______
17.  RADAR, STABILIZATION, PITCH, MAPPING.......................... ______


APPROACH / LANDING / TAXI
-------------------------

1.   WARNING HORNS AND CUTOUTS..................................... ______
2.   ALTERNATE LANDING GEAR EXTENSION.............................. ______
3.   ALTERNATE ___ RET ___......................................... ______
4.   SPEED COMMAND, SRS, AUTOTHROTTLES............................. ______
5.   APFDS, APPROACH AND AUTOLAND.................................. ______
6.   RADIO ALTIMETERS.............................................. ______
7.   GPWS.......................................................... ______
8.   WINDSHIELD WIPERS/WASHERS AND RAIN REPELLENT.................. ______
9.   RUDDER LIMITING............................................... ______
10.  NORMAL GEAR EXTENSION AND NOSE STEERING....................... ______
11.  SPOILER ACTUATION............................................. ______
12.  BRAKES, AUTO, ANTI-SKID, ALTERNATE............................ ______
13.  THRUST REVERSERS.............................................. ______
14.  APU........................................................... ______
15.  PARKING BRAKES, APPLICATION AND RELEASE....................... ______
16.  TOTAL FUEL REMAINING.......................................... ______

================================================================================
     FLIGHT CREW COMMENTS    CORRECTIVE ACTION       ACCOMPLISHED BY:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================
     FLIGHT CREW COMMENTS    CORRECTIVE ACTION       ACCOMPLISHED BY:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

====================================================----------------------------
                                  ALL ITEMS SIGNED
                                                    ============================


COMPLETED BY:
             -------------------------------------

APPROVED BY:
            --------------------------------------

                                   EXHIBIT G
                                      to
                                Lease Agreement
                                ---------------

                          STIPULATED LOSS VALUE TABLE
                          ---------------------------

AFTER                                   AFTER
RENT                  STIPULATED        RENT                  STIPULATED
PAYMENT               LOSS              PAYMENT               LOSS
DATE                  VALUE             DATE                  VALUE
------------          -----             -------------         -----

Prior to 1            9,800,000              30               8,357,922
         1            9,758,138              31               8,302,034
         2            9,716,129              32               8,245,570
         3            9,673,722              33               8,188,523
         4            9,630,912              34               8,130,886
         5            9,587,694              35               8,072,650
         6            9,544,062              36               8,000,000
         7            9,500,011
         8            9,455,535
         9            9,410,630
         10           9,365,290
         11           9,319,509
         12           9,273,281
         13           9,226,601
         14           9,179,462
         15           9,131,860
         16           9,083,788
         17           9,035,240
         18           8,986,210
         19           8,936,692
         20           8,886,679
         21           8,836,165
         22           8,785,144
         23           8,733,610
         24           8,681,555
         25           8,628,973
         26           8,575,858
         27           8,522,202
         28           8,467,998
         29           8,413,241

                               LEASE SUPPLEMENT
                               ----------------

     LEASE SUPPLEMENT, dated January 27, 1994, between INVESTORS ASSET HOLDING CORP., not in its individual capacity but solely as trustee of the Alaska/AFG 1989-1 TRUST ("Lessor"), and AMERICAN TRANS AIR, INC., an Indiana corporation ("Lessee").

     Lessor and Lessee have previously entered into that certain Lease Agreement dated as of January 27, 1994 (herein called the "Lease" and the defined terms therein being hereinafter used with the same meaning). The Lease provides for the execution and delivery from time to time of a Lease Supplement substantially in the form hereof for the purpose of leasing the aircraft described below under the Lease as and when delivered by Lessor to Lessee in accordance with the terms thereof.

     The Lease relates to the Aircraft, Parts and Engines as more precisely described below. A counterpart of the Lease is attached hereto and this Lease Supplement and the Lease shall form one document.

     In consideration of the premises and other good and sufficient consideration, Lessor and Lessee hereby agree as follows:

     1. Lessor hereby delivers and leases to Lessee under the Lease and Lessee hereby accepts and leases from Lessor under the Lease, that certain Boeing Model 727-208 ADV commercial jet Aircraft, Airframe and the three (3) Pratt & Whitney JT8D-17 engines (each of which Engines has 750 or more rated takeoff horsepower or the equivalent of such horsepower) described in Schedule 1 hereto ("Delivered Aircraft").

     2. The Delivery Date of the Delivered Aircraft is the date of this Lease Supplement set forth in the opening paragraph hereof.

     3. The Term of the Lease shall commence on the Delivery Date and shall end on the Expiration Date, which shall be the Thirty-sixth (36th) monthly anniversary of the Delivery Date.

     4. The monthly amount of Basic Rent for the Delivered Aircraft is $63,500 and is payable in advance commencing on the date of this Lease Supplement, which shall be the first Rent Payment Date, and to and including the Thirty-Fifth
(35th) monthly anniversary of the Delivery Date.

     5. Lessee hereby confirms to Lessor that (i) the Delivered Aircraft and each Engine installed thereon or belonging thereto have been duly marked in accordance with the terms of Section 10.4 of the Lease, (ii) Lessee has accepted the Delivered Aircraft for all purposes hereof and of the Lease, and (iii) Lessee has inspected the Delivered Aircraft and the Delivered Aircraft satisfies the conditions set forth in the Lease.

     6. All of the terms and provisions of the Lease are hereby incorporated by reference in this Lease Supplement to the same extent as if fully set forth herein, each of the conditions precedent set forth in Section 5 of the Lease has been performed or waived, and the representations and warranties of the parties set forth in Sections 3 and 4 of the Lease are true and correct.

     7. This Lease Supplement may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original; and all such counterparts shall together constitute but one and the same Lease Supplement.

     IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease Supplement to be duly executed as of the day and year first above written.


                              LESSOR:

                              INVENTORS ASSET HOLDING CORP., not in its individual capacity but solely as trustee of the Alaska/AFG 1989-1 TRUST

                              By [SIGNATURE APPEARS HERE]
                                -------------------------------------

                              Title  Vice President
                                   ----------------------------------



                              LESSEE:

                              AMERICAN TRANS AIR, INC.

                              By [SIGNATURE APPEARS HERE]
                                -------------------------------------

                              Title  Vice President
                                   ----------------------------------

                           SCHEDULE 1

                               TO

                        LEASE SUPPLEMENT


                     One Boeing 727-208 ADV
                            Airframe


                    Manufacturer's
Registration No.    Serial No.     Total Time*   Total Cycles*
----------------    ----------     ------------  -------------

   N329AS               22295        34047 Hrs    18025 Cycles
 ---------------    ----------     ------------  -------------

                               Pratt & Whitney
                                    Engines
                             --------------------


Model No.        Serial No.        Total Time        Total Cycles
---------        ----------        ----------        ------------

JT8D-17              688224*       32615 Hrs         22494 Cycles
JT8D-17              688226*       35370 Hrs         24856 Cycles
JT8D-17              688127**      30970 Hrs         24210 Cycles

Each of the above-described Aircraft Engines is 750 or more rated takeoff horsepower or its equivalent.


* The total time and total cycles referred to above are as of January 12, 1994. Such times and cycles are within 2 hours and 2 cycles of the actual hours and cycles at the time of this Lease Supplement.

** The total time and total cycles with respect to Engine SIN 688127 are as of November 17, 1993

                          LEASE AMENDMENT NO. 1(22295)


     This Lease Amendment No. 1 (22295) dated as of November 25, 1996 ("Amendment") amends in part that certain Lease Agreement dated as of January 27, 1994 between Investors Asset Holding Corp., not in its individual capacity but solely as Trustee of the "Alaska/AFG 1989-1 Trust" as Lessor and American Trans Air, Inc. as Lessee recorded with the Federal Aviation Administration on February 11, 1994 as Conveyance No. VV005838 ("Lease").

     WHEREAS, Lessee has been leasing the Aircraft from Lessor pursuant to the Lease; and

     WHEREAS, Lessee wishes to extend the Lease for the Extension Term as defined in and pursuant to the terms and conditions set forth in that certain Lease Extension Agreement (22295) dated as of September 17, 1996; and

     WHEREAS, Lessor and Lessee wish to amend the Lease solely as it relates to such Extension Term.

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, Lessor and Lessee hereby agree as follows:

     1.    The following shall be included as Section 1.20 of the Lease:
"Extension Term" shall mean the renewal term of the Lease commencing immediately upon the end of the Basic Term and ending January 26, 1999."

     2. Section 1.57 of the Lease is hereby amended and restated in its entirety to read as follows:

           "Stipulated Loss Value" for the Aircraft means $4,300,000."

     3. Lessee hereby reaffirms its representations and warranties set forth in Section 3 of the Lease as of the date of this Amendment.

     4. Section 2.4 of the Lease is hereby amended by substituting the word "Extension" for the word "Basic" in the second line thereof.

     5. Section 3.14 of the Lease is hereby amended by substituting "1996" for "1993" in the last sentence thereof.

     6. Section 4.1 of the Lease is hereby amended by deleting "Section 101(16) of the Federal Aviation Act" wherever found and substituting in its place "49 USC 40102(a)(15)".

     7. Section 6.1 of the Lease is hereby amended and restated in its entirety to read as follows:

     "During the Extension Term, Lessee shall pay Lessor (in accordance with
     Section 6.3 hereof) Basic Rent in the amount of $63,500 per month. Basic Rent shall commence on the Extension Term commencement date (prorated to reflect the remaining portions of such month in which the Extension Term commences) and continue thereafter on a monthly basis with Basic Rent payable on the first day of each month during the Extension Term ("Rent Payment Date"); provided, however, that if the last month of the Extension Term shall not be a full month, the last payment of Basic Rent should be prorated to reflect that portion of such month included in the Extension Term."

     8. The first paragraph of Section 6.3 of the Lease is hereby amended and restated in its entirety to read as follows: "All Rent shall be paid in United States Dollars by wire transfer in immediately available funds by 4:00 p.m. EST or EDT, as the case may be, on the day in question to Lessor at Fleet Bank, N.A., 80 Pine Street, New York, NY, ABA No. 021-200-339, Account No. 2181-01-7572,. Rent Escrow Account, Ref. ATA Lease Supplement No. 1, with sufficient information to identify the source and application of such funds. If any Rent is due on a day which is not a Business Day, it shall be due on the next succeeding Business Day."

     9. Section 20 of the Lease is hereby amended by deleting the notice address of the Lessor and substituting in its place the following:

          "Investors Asset Holding Corp. as Trustee of the
          "Alaska/AFG 1989-1 Trust"
          c/o Equis Financial Group
          98 North Washington Street
          Boston, MA 02114
          Attn:  Vice President, Aircraft and Marine
          Fax:  (617) 523-1410"

     10.  The following shall be added as Section 22 of the Lease:

          "Option to Purchase.
          -------------------

          Provided no Event of Default nor any event which with the passage of time or the giving of notice or both would constitute an Event of Default has occurred and is continuing, Lessee, upon 90 days prior written notice to Lessor may purchase the Aircraft on the last day of the Extension Term for a purchase price of $3,300,000 together with all taxes arising out of such purchase and all other sums then due and owing Lessor under the Lease. Once given, Lessee's notice shall be irrevocable. On the last day of the Extension Term, Lessor shall transfer its entire right, title and interest in the Aircraft to Lessee without representation or warranty of any kind except only that the Aircraft is free and clear of liens and encumbrances placed thereon by Lessor or arising prior to Lessee's operation thereof.

     IN WITNESS WHEREOF, Lessor and Lessee have executed this Amendment as of the date first above written.

                         INVESTORS ASSET HOLDING CORP., not in
                         its individual capacity, but solely as Trustee of the "Alaska/AFG 1989-1 Trust"

                          By: [SIGNATURE APPEARS HERE]
                             -------------------------------------------

                          Title: Vice President
                                ----------------------------------------

                          AMERICAN TRANS AIR, INC.

                          By: [SIGNATURE APPEARS HERE]
                             -------------------------------------------

                          Title: Secretary
                                ----------------------------------------



     The undersigned Amtran, Inc., the Guarantor of the Lessee's obligations under the above-referenced Lease pursuant to that certain Guaranty of Obligations of American Trans Air, Inc. dated as of January 27, 1994 hereby reaffirms that the Guaranty remains in full force and effect with respect to the Lease as amended pursuant to this Amendment.

     IN WITNESS WHEREOF, the undersigned has executed this Agreement by its duly authorized representative.

                               AMTRAN,INC.




                               By: /s/ Kenneth K. Wolff
                                ----------------------------------------

                               Title: Executive Vice President
                                ----------------------------------------